UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

Alliance Data Systems Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AllianceData.

2021 Notice of Annual Meeting & Proxy Statement

Practices That Drive Our Success

Ethical Decision-making

Driving growth and sustainable performance through integrity and transparency.

Board Leadership

Effective oversight through sound corporate governance, diverse skill sets and independent leadership.

Responsible Lending

Providing tailored solutions to our clients and their customers, while protecting their interests and treating them with respect.

Operational Excellence

Leadership in data-driven marketing, loyalty and payment solutions, and ensuring the secure and responsible use of data with an unwavering commitment to service.

Inclusive Workplaces

Cultivating an inclusive and healthy workplace where diverse backgrounds, experiences and opinions are valued. We develop and reward associates – who are empowered to contribute to our continued success.

Community Investments

Investing in the long-term vitality of our communities through programs and initiatives that make measurable impacts.

Message from the CEO

Ralph Andretta
President and CEO

Dear Stockholders,

Last year I joined an Alliance Data that entered 2020 a recharged, more focused company with a simpler narrative. Barely a month later, COVID-19 presented unprecedented challenges that battle-tested our world, our business, our leadership team and our associates like none other in more than a generation. The solid underpinnings of our sustainable business practices enabled us not only to respond, but also to capably weather an unwieldy storm – and emerge as a stronger, more resilient and competitive company. With our combined leadership strength, principled operational management and sound corporate governance intact, we are confidently navigating the global pandemic, even as we launched an ambitious multi-year strategic transformation of our Card Services business mid-year, the second phase of which I am pleased to report is well underway.

"In 2021 and beyond, we remain laser-focused on financial performance and executing on our business transformation while remaining steadfast in our principled approach to operating as a responsible global organization."

During the year, we strengthened our underlying businesses through prudent balance sheet management and cost containment measures, and invested strategically in our people and business to position us for long-term growth and value delivery. While factors beyond our control tested our Company in 2020, we began 2021 with our recovery phase completed, executing our plans with a clear direction and purpose. Our decisive actions and keen eye on future readiness have made Alliance Data a more modernized company with distinct competitive advantages.

In 2021 and beyond, we remain laser-focused on financial performance and executing on our business transformation while remaining steadfast in our principled approach to operating as a responsible global organization. We are committed to meeting growing stakeholder expectations in environmental, social and governance (ESG) stewardship across all aspects of our operations, and importantly, creating long-term value for not only our stockholders, but all our stakeholders. Having recently completed our second materiality assessment, we have validated the priorities our stakeholders believe to be critical to Alliance Data's sustainability and will establish mid- and long-term ESG goals that further reinforce our commitment to managing material risks and our balanced focus on the triple bottom line: people, planet and profit. Opportunities have been identified and action planning is underway to enhance our efforts to address climate-related risks,

Message from the CEO

as well as human capital management, specifically in the DE&I realm. During the year, our organization has made notable progress to purposefully cultivate a more inclusive, equitable and diverse culture, which we recognize is critical to attracting and retaining top talent and driving sustainable success.

Our executive leadership team and highly engaged associates are aligned on executing our stated business goals while upholding the core tenets and values that drive our corporate culture and performance. The priorities that form the bedrock of our responsible business practices include:

- Commitment to prudent capital management, responsible lending practices, protecting our balance sheet, and engaging in transparent, two-way dialogue with the investor community;
- Comprehensive "tone from the top" enterprise risk management, compliance-centric focus across all operations, safeguarding consumer data and privacy, and solid ethical business practices;
- Support for customers, cardmembers and collectors, including delivery of excellence in payment and lending solutions, data and analytics that propel loyalty, and service;
- Sound corporate governance through active Board engagement and oversight, rigorously stress-tested processes and controls, and comprehensive policies; and
- Disciplined stewardship of ESG practices, and commitment to measuring and reporting on goals and progress as well as opportunities for driving Alliance Data's sustainable performance.

With our business mission and purpose rooted in these priorities, we are fortunate to have a highly engaged Board of Directors that is equally committed to ensuring we operate Alliance Data responsibly and delivering stockholder value. During the year, our Board added a Risk Committee to further enhance oversight of the Company's material risks. And our ongoing multi-year Board refreshment plan continues to expand the experience, expertise and diversity represented on our Board, including the 2020 election of two new Directors mid-year, and the appointment of a long-standing Director as new Board Chair. All of our Directors bring important expertise in their respective fields and – with the exception of myself – are independent of our business. As part of our refreshment plan, I am pleased to acknowledge a new independent Director nominee, Karin Kimbrough, who will bring additional diverse skills, expertise and perspective to our Board. Our Board Skills Matrix in the proxy provides a snapshot of our Directors' comprehensive skill set, experience and areas of expertise, as well as demographic and tenure information. We are proud to have high-caliber experts from a variety of relevant industries serving as independent Directors who collectively provide notable expertise and oversight of our business transformation strategy and execution.

In closing and put simply, our unwavering commitment to all our stakeholders drives each of the decisions we make to ensure we remain future-focused and centered on the right priorities. Along with our Board's full support, I am immensely proud of our leadership team and associates for their dedication to make our organization the best it can be and to deliver on our promises to our partners, customers and communities in both good and challenging times. As you cast your votes, I hope you find these proxy materials illustrative of our responsible business practices and a valuable guide for making informed voting decisions to meaningfully and positively shape our future. Thank you for your interest, support and confidence in Alliance Data.

Sincerely,

Ralph Andretta
President and Chief Executive Officer

2020 Highlights

$4.5B
Revenue

$214M
Net Income

44%
Women Leaders Across Alliance Data

~$7M
Community Investments

15th
Consecutive Year Customer Care Centers Benchmark Portal Certified

Winning "W" Company
for Women on Boards

Contact Center of the Year
Stevie Awards

Bread
Acquired in 2020

Bloomberg
Gender Equality Index

Forbes 2020 THE BEST EMPLOYERS for DIVERSITY

Forbes
Best Employer for Diversity

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS

DATE & TIME: Thursday, May 27, 2021 9:00 a.m., Central Time PLACE: Via Webcast @ www.meetingcenter.io/282153830 RECORD DATE: March 31, 2021	ITEMS OF BUSINESS:
01 / to elect eight directors
02 / to hold an advisory vote on executive compensation
03 / to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2021
04 / to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof

HOW TO VOTE:

You are cordially invited to attend the virtual meeting, but whether or not you expect to attend, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote electronically if you attend the virtual meeting, even if you have given your proxy, other than for those shares you hold in the 401(k) and Retirement Savings Plan.

ADMISSION:
Important Notice Regarding Admission to the 2021 Virtual Annual Meeting of Stockholders:  As part of our precautions regarding the COVID-19 pandemic and after careful consideration, the meeting will be held in a virtual format only via webcast. There will not be a physical meeting location. Supporting the health and safety of our various stakeholders is our highest priority. With delayed return-to-office for our associates, continuing concerns surrounding public health and restrictions on travel for our stockholders and associates, as well as the related restrictions and protocols that federal, state and local governments have imposed or may in the future impose, we believe this is the right choice at this time. Stockholders or their legal proxy holders who wish to attend the annual meeting at www.meetingcenter.io/282153830 must enter the meeting password “ADS2021” (if prompted) and the control number on their proxy card, Notice of Internet Availability of Proxy Materials or instructions accompanying their proxy materials previously received. See additional instructions for admission and attendance on page 65 of this proxy statement.

The Notice of Internet Availability of Proxy Materials or, in some cases, this proxy statement and the accompanying proxy card, notice of meeting and annual report on Form 10-K for the year ended December 31, 2020 were first mailed on or about April 14, 2021 to all stockholders of record as of March 31, 2021.

By order of the Board of Directors,

Joseph L. Motes III	April 14, 2021
Corporate Secretary	7500 Dallas Parkway, Suite 700 Plano, Texas 75024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 27, 2021: This proxy statement and annual report on Form 10-K for the year ended December 31, 2020, are available at www.edocumentview.com/ads or on the Securities and Exchange Commission’s, or SEC’s, website at www.sec.gov.

CONTENTS

01	Agenda and Voting Recommendations

02	Corporate Governance

3 Board of Directors and Committees
7 Director Selection Process
9 Risk Oversight Function of the Board of Directors
11 Certain Relationships and Related Party Transactions
12 Stakeholder Engagement
14 Sustainability Strategy

16	Proposal 1: Election of Directors

22	Executive Officers

24	Compensation Committee Report

25	Compensation Discussion and Analysis

31 Elements of Executive Compensation
31 Annual Performance-Based Non-Equity Incentive Compensation
35 Long-Term Equity Incentive Compensation
38 Reasonability of Compensation
39 Other Plans or Agreements Governing Executive Compensation

41	Director and Executive Officer Compensation

54	Security Ownership of Certain Beneficial Owners

56	Proposal 2: Advisory Vote on Executive Compensation

58	Audit Committee Report

59	Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

61	Additional Information
61 Questions and Answers about the Proxy Process 65 Attending the Virtual Annual Meeting 66 Incorporation by Reference 66 Householding of Annual Meeting Materials 66 Other Matters

AGENDA AND
VOTING RECOMMENDATIONS

Proposal 01 /
Election of Directors
The board of directors recommends that stockholders vote FOR the election of each of the following eight director nominees:
Ralph J. Andretta
Roger H. Ballou (Chair)
John C. Gerspach, Jr.
Karin J. Kimbrough
Rajesh Natarajan
Timothy J. Theriault
Laurie A. Tucker
Sharen J. Turney

 Proposal 02 /
Advisory Vote on Executive Compensation
The board of directors recommends that stockholders vote FOR the compensation paid to our named executive officers as disclosed in this proxy statement.

 Proposal 03 /
Ratification of the Selection of the Independent Registered Public Accounting Firm
The board of directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2021.

A  L  L  I  A  N  C  E   D  A  T  A      1

CORPORATE GOVERNANCE

OVERVIEW:

Effective corporate governance should address the diverse priorities and interests of all of our stakeholders. Just as we are committed to delivering sustainable financial performance, we remain considerate of the material risks and opportunities involved in delivering value to our stockholders, clients, customers, vendors, associates and communities. Following a long tradition of sound governance, our board of directors continues to develop, support and oversee the implementation of sustainable, stakeholder centric practices consistent with the evolving governance environment, our stakeholders’ expectations, and the commitments we have made to them.

Our corporate governance highlights include:

A  L  L  I  A  N  C  E   D  A  T  A      2

BOARD LEADERSHIP:

Our board of directors oversees and interacts with management to serve the long-term interests of the company and our stockholders. In assessing these interests, the board considers, as appropriate, the day-to-day needs of other stakeholders, including our associates and surrounding communities. Focus areas such as company strategy, risk assessment and mitigation, compliance, leadership development and succession, human capital management, operational performance, corporate governance, community investment and sustainability comprise the board’s typical span of oversight.

Our bylaws requires the board of directors to select a board chair from among the directors and a chair for each board committee, while our corporate governance guidelines allows the board to decide, in its business judgment, the appropriate leadership structure for our company. The board periodically reviews the company’s leadership structure to determine what best serves the company and our stockholders. The board of directors currently believes having a non-executive chair is best practice, and, since December 2009, a non-executive director has occupied the role of board chair.

This structure enables our chief executive officer, or CEO, to focus on the day-to-day operation of our business. The board chair, among other duties, presides over board meetings and executive sessions, promotes the effective flow of constructive feedback between board members and management, advises and counsels the CEO, assists in setting meeting agendas and facilitates board communication with our stockholders. Assuming the stockholders elect our director nominees, Mr. Ballou will continue his term as non-executive board chair.

BOARD OF DIRECTORS AND COMMITTEES:

We are managed under the direction of our board of directors. Under our bylaws, the size of our board of directors may be between six and twelve directors. We currently have seven directors, including six non-employee directors. Upon receipt of stockholder approval with respect to Proposal One: Election of Directors, our board of directors will be increased from seven to eight, which increase was authorized by our board of directors, and will include seven non-employee directors.

All directors are elected annually and serve a one-year term. Our board of directors presently has four regular committees, consisting of the audit committee, compensation committee, nominating & corporate governance committee and risk committee. The charters for each of these committees, as well as our Corporate Governance Guidelines and our Codes of Ethics for our senior financial officers, our board members and our associates, are posted on our website at http://www.alliancedata.com.

During 2020, the board of directors met 15 times, the audit committee met 16 times, the compensation committee met 11 times, the nominating & corporate governance committee met four times and the risk committee, established in June 2020, met two times. Each of our directors attended at least 75% of the meetings of the board of directors and their respective regular committees. It is our policy that the director nominees who are up for election at the annual meeting attend the annual meeting, and all director nominees attended the 2020 virtual annual meeting of stockholders.

Audit Committee /

Members: Roger H. Ballou John C. Gerspach, Jr. Timothy J. Theriault	Chair: John C. Gerspach, Jr. 2020 Meetings: 16 2020 Attendance: 96%

The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing:
• the integrity of our financial statements;
• our compliance with legal and regulatory requirements;
• the independent registered public accounting firm’s qualifications and independence; and
• the performance of both our internal audit department and the independent registered public accounting firm.

A  L  L  I  A  N  C  E   D  A  T  A      3

In addition, the audit committee’s responsibilities and duties include, among others:
• preparing the audit committee report included in this proxy statement;
• reviewing our financial statements and related disclosures to be included in SEC filings;
• appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm;
• approving audit and permissible non-audit services to be performed by our independent registered public accounting firm;
• reviewing and approving related party transactions;
• reviewing certain proposed acquisitions or divestures of portfolios or credit card and loan receivables and proposed brand partner program agreements; and
• establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters.

As discussed under the caption “Risk Oversight Function of the Board of Directors” on page 9, the audit committee continues to oversee and evaluate the risk information provided by management and reports to the full board of directors those material financial and financial reporting risks as well as financial risks related to litigation or other legal, regulatory or compliance matters and technology, cybersecurity, physical security and data privacy that the audit committee believes appropriate for review by the full board of directors. In coordination with the audit committee of our wholly-owned bank subsidiaries, the audit committee also reviews each bank’s risk and audit assessments, management, practices, guidelines and policies.

Assuming the stockholders elect our director nominees, the 2021 audit committee will consist of Roger H. Ballou, John C. Gerspach, Jr. and Timothy J. Theriault, and Mr. Gerspach will continue as the chair. All current members and nominees for the audit committee are independent as defined by the New York Stock Exchange, or NYSE, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations. Our board of directors has determined that all current members and nominees for the audit committee are financially literate and each of Mr. Ballou and Mr. Gerspach possesses accounting or related financial management expertise within the meaning of the listing standards of the NYSE and are audit committee financial experts within the meaning of applicable SEC rules.

Compensation Committee /

Members: Timothy J. Theriault Laurie A. Tucker Sharen J. Turney	Chair: Sharen J. Turney 2020 Meetings: 11 2020 Attendance: 100%

The compensation committee’s primary function is to oversee matters relating to executive compensation and our benefit plans. Specifically, the compensation committee’s responsibilities and duties include, among others:

• annually reviewing the compensation levels of our executive officers;

• approving all compensation for our non-CEO executive officers, and, together with the other independent directors, approving the compensation of our CEO;

• determining target levels of incentive compensation and corresponding performance objectives for our non-CEO executive officers, and recommending such matters to the board of directors with respect to our CEO;

• reviewing and approving our compensation philosophy, programs and plans for associates;

• reviewing and approving our succession plan for key associates;

• periodically reviewing director compensation practices and recommending appropriate revisions to the board of directors;

• administering certain matters with respect to our equity-based compensation plans;

• reviewing disclosure related to executive and director compensation in our proxy statements and discussing the Compensation Discussion and Analysis annually with management; and

• preparing the compensation committee report included in this proxy statement.

For 2021, the board of directors plans to expand the compensation committee’s responsibilities and duties to more specifically include oversight of the company’s management of human capital. We anticipate the
A  L  L  I  A  N  C  E   D  A  T  A      4

compensation committee’s charter will be revised to charge the committee with, among other things, reviewing management’s human capital management strategies, including initiatives, policies and practices related to recruiting, retention and career development, associate engagement and effectiveness and the company’s associate diversity, equity and inclusion matters and making recommendations to the board of directors. Reflective of these changes, the board of directors intends to change the name of the committee to the “Compensation and Human Capital Committee.” For additional information on the roles and responsibilities of the compensation committee, see the Compensation Discussion and Analysis beginning on page 25. For a discussion about the compensation committee’s risk oversight in our compensation program design, see “Assessment of Risk in Compensation Program Design” on page 27.

Assuming the stockholders elect our director nominees, the 2021 compensation committee will consist of Karin J. Kimbrough, Laurie A. Tucker and Sharen J. Turney, and Ms. Turney will continue as the chair. All current members and nominees for the compensation committee are independent as defined by applicable requirements of the NYSE and the SEC. No member of the compensation committee is or has ever been one of our officers or other associates. No interlocking relationship exists between our executive officers or the members of our compensation committee and the board of directors or compensation committee of any other company. For additional information on the independence of our directors, see “Director and Director Nominee Independence” on page 10.

Nominating & Corporate Governance Committee /

Members: Rajesh Natarajan Laurie A. Tucker Sharen J. Turney	Chair: Laurie A. Tucker 2020 Meetings: 4 2020 Attendance: 100%

The primary functions of the nominating & corporate governance committee are:
• assisting the board of directors by identifying qualified board members;
• recommending to the board of directors the director nominees for the next annual meeting of stockholders (or to fill vacancies), committee composition, board chair and chair for each committee;
• developing and recommending to the board of directors a set of corporate governance guidelines applicable to us; and
• administering and leading the board of directors in its annual review of the performance of the board of directors and its committees.

The nominating & corporate governance committee develops criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders. The nominating & corporate governance committee reviews with the board of directors the desired experience, mix of skills and other qualities, including diversity of race/ethnicity and gender, to assure appropriate composition of the board of directors, taking into account the current directors and the specific needs of our company and the board of directors. The nominating & corporate governance committee also reviews and monitors the size and composition of the board of directors and its committees to ensure that the requisite number of directors are “independent directors,” “non-employee directors” and “outside directors” within the meaning of any rules and laws applicable to us. For additional information on the role of the nominating & corporate governance committee with respect to the selection of directors, see “Director Selection Process” below.

The nominating & corporate governance committee also oversees our environmental, social and governance, or ESG, and sustainability strategies, and receives reports and advises management on ESG and sustainability strategies, policies and programs. For additional information regarding our ESG and sustainability focuses, see “Sustainability Strategy” on page 14.

Assuming the stockholders elect our director nominees, the 2021 nominating & corporate governance committee will consist of Rajesh Natarajan, Laurie A. Tucker and Sharen J. Turney, and Ms. Tucker will continue as the chair. All current members and nominees for the nominating & corporate governance committee are independent as defined by applicable requirements of the NYSE.
A  L  L  I  A  N  C  E   D  A  T  A      5

Risk Committee /

Members: John C. Gerspach, Jr. Rajesh Natarajan Timothy J. Theriault	Chair: Timothy J. Theriault 2020 Meetings: 2 2020 Attendance: 100%

Following the 2020 annual meeting of stockholders, our board of directors formed the risk committee as an additional regular committee. The primary function of the risk committee is to assist our board of directors in fulfilling its oversight responsibilities with respect to our Enterprise Risk Management Framework, including:
• our policies, guidelines and practices related to credit, market, liquidity, strategic, reputational, operational and other identified risks;
• our capital management risks; and
• the performance of our risk management function, including of our chief risk officer.

Specifically, the risk committee’s responsibilities and duties include, among others:
• overseeing our risk assessment and enterprise risk management governance;
• reviewing and recommending to the board for approval our Enterprise Risk Management Framework and Enterprise Risk Appetite Statements;
• reviewing and assessing our operation within such framework and the alignment of our strategy and capital plans with our risk appetite statements;
• reviewing and discussing, in coordination with the risk committees of our wholly-owned bank subsidiaries, each bank’s risk assessment and risk management governance, practices, guidelines and policies as well as each bank’s liquidity, risk appetite, regulatory capital and ratios and internal capital adequacy assessment processes and loan loss methodology;
• reviewing and overseeing our compliance with applicable laws and regulations; and
• establishing procedures for the receipt, retention and treatment of complaints and concerns received by the company regarding ethics, legal or other matters.

Throughout the year, the risk committee may meet with and receive reports from, among others, representatives of the company’s independent registered public accounting firm, regulators and outside experts and the company’s chief risk officer, chief security officer, general counsel, and vice president of global audit, as appropriate. These meetings and reports cover a wide variety of topics, including, among others, information technology, cybersecurity and physical security, privacy compliance, disaster recovery, operational, fraud management, human capital management, capital, liquidity and funding and data quality. As discussed further under the caption “Risk Oversight Function of the Board of Directors” on page 9, the risk committee has the primary responsibility for overseeing the company’s enterprise risk framework, receiving and reviewing at least quarterly such risk information and reporting to the full board of directors those material risks that the risk committee believes appropriate for review by the full board of directors.

Assuming the stockholders elect our director nominees, the 2021 risk committee will consist of John C. Gerspach, Jr., Karin J. Kimbrough, Rajesh Natarajan and Timothy J. Theriault, and Mr. Theriault will continue as the chair. Our board of directors has determined that all current members and nominees for the risk committee are independent and each of Messrs. Gerspach, Natarajan and Theriault possesses experience in identifying, assessing and managing the risk exposures of large, complex companies.

EXECUTIVE SESSION:

We regularly conclude our board of directors’ meetings with executive sessions. First, either the board chair or the CEO leads the board of directors in a director-only executive session. After the CEO leaves the meeting, the board chair then leads the non-management members of the board of directors in an executive session. Each committee meeting may also conclude, at the election of such committee members, with an executive session. At the conclusion of each quarterly meeting of the audit committee, Mr. Gerspach, the committee chair, leads an executive session during which the chief financial officer, or CFO, the vice president of global audit and representatives of the independent registered public accounting firm may each meet separately with the committee. The risk committee may also elect to meet with the chief risk officer in executive session apart from management. The compensation committee meets in executive session to discuss compensation matters regarding the CEO.

A  L  L  I  A  N  C  E   D  A  T  A      6

ANNUAL BOARD AND COMMITTEE EVALUATIONS:

The nominating & corporate governance committee oversees our annual board and committee evaluation process. As part of the board evaluation, each director completes a written questionnaire on an anonymous, unattributed basis that is designed to assess the board’s performance and to solicit feedback for improving board effectiveness. Directors consider various topics related to board composition, structure, effectiveness and responsibilities, as well as the overall mix of skills, experience, diversity and backgrounds represented on the board of directors. In addition, each of the audit, compensation, nominating & corporate governance and risk committees conducts a similar evaluation to assess committee performance and effectiveness, the results of which are reviewed by the respective committees in executive session and reported to the board. The board meets in executive session to discuss the evaluation results, including input received from the committees. Following such discussion, the board takes action, either directly or with the assistance of management, to implement changes to board or committee policies or procedures as appropriate to address areas of concern identified in the evaluation process.

DIRECTOR SELECTION PROCESS:

Identification and Selection of Candidates for Nomination to the Board of Directors
The nominating & corporate governance committee identifies nominees by first evaluating the current members of our board of directors willing to continue in service. The nominating & corporate governance committee developed and maintains a skills matrix to assist in the consideration of the appropriate balance of experience, skills and attributes required of a director and to be represented on the board of directors as a whole. The skills matrix is based on the company's strategic plan and is reviewed and updated by the nominating & corporate governance committee on a regular basis. The nominating & corporate governance committee evaluates candidates against the skills matrix when determining whether to recommend candidates for initial election to the board of directors and when determining whether to recommend currently serving directors for re-election. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining relevant new skills, experience or perspective. In March 2019, on recommendation by the nominating & corporate governance committee, our board of directors adopted, and in April 2019 amended the nominating & governance committee charter to include, the “Rooney Rule” concept — a commitment to include women and underrepresented minority candidates in every pool from which board nominees are chosen.

The nominating & corporate governance committee has two primary methods, other than those proposed by our stockholders, as discussed below, for identifying new candidates for possible inclusion in our recommended slate of director nominees. On a periodic basis, the nominating & corporate governance committee solicits ideas for possible candidates from a number of sources — members of our board of directors, individuals personally known to either our senior level executives or the members of the board of directors, and research, including subscription-based portal resources that contain search tools to identify specific skill sets, diversity and relationships of potential candidates to the company, members of management and current directors. The nominating & corporate governance committee has also from time to time used its authority under its charter to retain, at our expense, one or more third-party search firms to identify candidates. If the nominating & corporate governance committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the nominating & corporate governance committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the nominating & corporate governance committee. Regardless of the method by which new candidates are identified, every pool from which board nominees are chosen will include women and underrepresented minority candidates, consistent with the board’s adoption of the “Rooney Rule” concept.

A  L  L  I  A  N  C  E   D  A  T  A      7

Nomination to the Board of Directors by Stockholders and Proxy Access
In addition to the methods described above, any of our stockholders entitled to vote for the election of directors may nominate one or more persons for election to our board of directors at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our bylaws and any applicable rules and regulations of the SEC. In accordance with Section 3.4 of our bylaws, for consideration at our 2022 annual meeting, such nominations must be made by notice in writing and received by our Corporate Secretary no sooner than December 28, 2021 and no later than January 27, 2022. Such nominations will not be included in the proxy statement and form of proxy distributed by the board of directors.

Further, any stockholder, or a group of up to 20 stockholders, owning continuously for at least 3 years shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to 20% of our board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. In accordance with Section 3.5 of our bylaws, for consideration at our 2022 annual meeting, such proxy access nominations must be made by notice in writing and received by our Corporate Secretary no sooner than November 15, 2021 and no later than December 15, 2021. Each such notice must comply with the requirements set forth in our bylaws. Further, a stockholder who wishes to recommend a prospective nominee for our nominating & corporate governance committee to consider for election to our board of directors may notify our Corporate Secretary as set forth below in writing with whatever supporting material the stockholder considers appropriate. Nominations and recommendations should be addressed to: Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

Evaluation of Candidates for Nomination to the Board of Directors
The nominating & corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. Once the nominating & corporate governance committee has identified a candidate, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the nominating & corporate governance committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill current or future vacancies or expand the size of the board of directors and the likelihood that the candidate can satisfy the minimum and desired qualifications set forth in our corporate governance guidelines, as well as the applicable qualification requirements of the NYSE and the SEC. There are no firm prerequisites to qualify as a candidate for our board of directors, but we seek a diverse group of candidates who possess the requisite background, knowledge, experience, expertise and time, as well as, where appropriate, diversity with respect to race/ethnicity and gender, that would strengthen and increase the diversity, skills and qualifications of the board of directors as set forth in the skills matrix. We seek director candidates who have the time to make a significant contribution to the board of directors, to our company, and to our stockholders. Each member of our board of directors is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors are expected to attend meetings of the board of directors and the board committees on which they serve and to spend the time needed to prepare for meetings. If the nominating & corporate governance committee determines, in consultation with the board chair and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the nominating & corporate governance committee.

The nominating & corporate governance committee also considers such other relevant factors as it deems appropriate, including the current composition of

A  L  L  I  A  N  C  E   D  A  T  A      8

the board of directors, the balance of management and independent directors and the need for audit committee or other particular expertise. In connection with this evaluation, the nominating & corporate governance committee determines whether to interview the candidate, and if warranted, one or more members of the nominating & corporate governance committee, and others as appropriate, will interview candidates in person or by videoconference or telephone. After completing this evaluation and interview, and the evaluations of other candidates, the nominating & corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated, and the board of directors determines the nominees to recommend to our stockholders after considering the recommendation and report of the nominating & corporate governance committee and, in some cases, conducting additional interviews with such candidates.

DIRECTOR SUCCESSION AND RETIREMENT POLICY:

Director succession planning is also a focus of the nominating & corporate governance committee with an emphasis on striking a balance between board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history. Our corporate governance guidelines provides a mandatory retirement age of 75, but allow directors turning 75 to complete their term. Our guidelines also allows the nominating & corporate governance committee and the board of directors to nominate for re-election a director who has surpassed the age of 75 if it is in the best interests of the company and its stockholders. The average age of our director nominees standing for election at this year’s annual meeting of stockholders is 61, and no nominee is near the mandatory retirement age at this time.

RISK OVERSIGHT FUNCTION OF THE BOARD OF DIRECTORS:

Management is responsible for the day-to-day handling of risks our company faces, implementing and supervising risk management processes and policies and reporting regularly to the board and its committees. Ultimately, our board of directors, as a whole and through its committees, maintains responsibility for the oversight of risk management. In June 2020, the risk committee of the board of directors assumed the primary responsibility for overseeing our enterprise risk framework, evaluating the risk information provided by our chief risk officer and reporting to the full board of directors those material risks appropriate for escalation that might adversely affect the achievement of our strategic, financial, compliance, operational and enterprise objectives.

While the risk committee has primary responsibility for oversight of enterprise risk management, the audit, compensation and nominating & corporate governance committees also consider risks within their respective areas or responsibility. The audit committee continues to have primary responsibility for oversight of the integrity of the company’s financial statements, the qualification and independence of the independent registered public accounting firm, the performance of both the independent registered public accounting firm and our internal audit department, and other matters related to the company’s financial reporting and accounting processes and controls. The compensation committee reviews at least annually and takes into account risks related to compensation matters to ensure the design of our compensation programs align the interests of participants with those of our stockholders and provide safeguards against and do not promote excessive risk-taking by program participants. In 2021, the compensation committee’s responsibilities will be expanded to include more specifically oversight of risks related to human capital management. The nominating & corporate governance committee considers and addresses governance matters that could impact the company’s performance or reputation or that are of concern to stockholders, including, for example, board composition, corporate culture attributes and ESG and sustainability issues. To that end, the nominating & corporate governance committee developed and continues to implement a board refreshment plan and uses the same diversity considerations as those contemplated by the “Rooney Rule” in its review of potential director candidates; receives reports from and advises management regarding the company’s sustainability and ESG strategies, policies and programs; seeks to assess and understand the company’s corporate culture by monitoring ethics training for associates and reviewing ethics-related complaints received and investigated by our ethics office; and promotes a positive culture by developing appropriate corporate governance guidelines, monitoring compliance with and enforcement of the company’s Code of Ethics, and supporting the company’s ethics-based approach to the conduct of its business.

Our chief risk officer oversees a risk management group consisting of enterprise risk personnel, including risk advisors dedicated to each business segment. Collectively, this group works with the segment business leaders and their

A  L  L  I  A  N  C  E   D  A  T  A      9

subject matter experts to identify, assess, respond to and monitor internal and external risks. Further, consideration is given to interrelated risks and emerging risk themes across the enterprise to provide an integrated risk view and enhanced reporting to the risk and audit committees regarding key risks faced by the enterprise and highlighting those critical risks that may be appropriate for deeper review by the board of directors, based on a combination of the likelihood of occurrence of the risk, the potential impact of the risk and the utilization of mitigating controls. This summary is provided to the risk and audit committees and the board of directors and reviewed in-depth with the risk and audit committees at least semi-annually. In addition, the board of directors is informed of each committee’s risk oversight and related activities through regular in-meeting updates from each committee chair and committee meeting minutes are available for review by any director. Finally, on at least an annual basis, our board of directors reviews our long-term strategic plans, including discussion of strategic, operational and competitive risks.

For a discussion about risk oversight in our compensation program design, see “Assessment of Risk in Compensation Program Design” contained in Compensation Discussion and Analysis on page 27.

BOARD OVERSIGHT OF INFORMATION SECURITY, INCLUDING CYBERSECURITY AND DATA PRIVACY:

Protecting the privacy of our clients’ information and the security of our systems and networks has long been and will continue to be a priority at Alliance Data. The board of directors is committed to maintaining strong and meaningful privacy and security protections across the company. The risk committee has primary responsibility for overseeing the company’s risk management program relating to privacy and cybersecurity. To this end, the board and risk committee receive at least quarterly updates on both privacy and cybersecurity matters. These reports focus on, among other things, the evolving threat environment, vulnerability assessments, specific cyber incidents and management’s efforts to stay current and comply with applicable privacy regulations and monitor, detect and prevent cyber threats to the company.

Data Privacy
We are committed to the responsible handling of personal information, and we balance our product development activities with a commitment to transparency, fairness and non-discrimination. We designed our multi-layered information security and data privacy programs and practices to ensure the security and responsible use of the information and data our stakeholders entrust to us. Our programs leverage third-party assessments and advice regarding best practices from consultants, peer companies and advisors. We closely track proposed privacy legislative and regulatory changes and adjust the program as the privacy landscape evolves.

Information Security, including Cybersecurity
Our information security program, based upon the NIST Cybersecurity Framework, deploys a defense-in-depth strategy to ensure that security is an integral part of our technology investment. An essential component of our program is a regular cadence of tabletop exercises, associate training, testing associates through phishing simulations, and retraining when necessary. We maintain an active network of collaboration with law enforcement, industry groups, Information Sharing and Analysis Centers, and peers in the areas of threat intelligence, response and detection, and program best practices. We continuously assess the risks and threats and dynamically adjust our program and investments as required.

Director and director nominee Independence:

We have adopted general standards for determination of director independence that are consistent with the NYSE listing standards. For a director to be deemed independent, the board of directors must affirmatively determine that the director has no material relationship with us or our subsidiaries, affiliates or any member of our senior management or his or her affiliates. Our board of directors annually reviews the independence of its non-employee directors and we disclose the board’s determination in the proxy statement for each annual meeting of our stockholders. In making this determination, the board of directors considers relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and our company, our subsidiaries, affiliates and senior management, on the other hand. For relationships not covered by certain bright-line criteria set forth in the listing standards of the NYSE, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the board of directors. Directors have an affirmative obligation to inform the board of directors of any material changes in their circumstances or relationships that may impact their designation as “independent.” Additional independence requirements established by the SEC and the NYSE apply to members of the audit committee and compensation committee.

A  L  L  I  A  N  C  E   D  A  T  A      10

The board of directors undertook a review of director independence and considered transactions and relationships between each of the director nominees and us (including our subsidiaries, affiliates and senior management). The audit committee and board of directors reviewed Ms. Kimbrough’s status as a current employee of LinkedIn Corporation, a subsidiary of Microsoft Corporation. Alliance Data engages in business transactions with LinkedIn and Microsoft. The payments made by Alliance Data to Microsoft during the past three years fall below the NYSE independence standards’ thresholds of materiality for a director who is a current employee of a company to which Alliance Data made, or from which Alliance Data received, payments, and Ms. Kimbrough had no direct or indirect material interest in those transactions. As a result of this review, the board of directors affirmatively determined that none of Ballou, Gerspach, Kimbrough, Natarajan, Theriault, Tucker or Turney has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC and the listing standards of the NYSE.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS:

Since the beginning of the last fiscal year, the company has not entered into any transactions, nor are there any proposed transactions, in which the company was, or is to be, a participant and in which any related person had or is expected to have a direct or indirect material interest.

Our board of directors has adopted a written related party transactions policy, which prohibits us from entering into any “related party transaction” unless the audit committee approves such transaction in accordance with the guidelines set forth in the policy, or the transaction is approved by a majority of disinterested directors of the company. In approving any related party transaction, the audit committee must determine that the transaction is beneficial to the company and the terms of the related party transaction are fair to the company.

For purposes of our related party transactions policy, a “related party” is: (1) any director, director nominee or executive officer of the company; (2) any five percent or greater stockholder of the company; or (3) any immediate family member of any of these persons. A “related party transaction” includes any transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or series of related transactions, or any material amendment to any such transaction, in which the company, or any of its subsidiaries, is a participant, the aggregate amount of which exceeds $120,000 and in which the related party has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). Our related party transactions policy deems the following transactions to be pre-approved and does not require further review: (1) compensation of directors that has been approved in accordance with the compensation committee charter; (2) employment and compensation of an executive officer that has been approved in accordance with the compensation committee charter; (3) a transaction in which the interest of the related party arises solely from the ownership of a class of the company’s equity securities and all holders of that class receive the same benefit on a pro rata basis; (4) transactions involving certain indemnification payments and payments under directors and officers liability insurance policies; (5) a transaction in which the rates or charges involved therein are determined by competitive bids; (6) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and (7) certain company charitable contributions.

At each audit committee meeting, management shall recommend any related party transactions, if applicable, to be entered into by the company. After review, the audit committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the audit committee as to any material change to those approved transactions. The audit committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with related parties in related party transactions.

All related party transactions of which management is aware are required to be disclosed to the audit committee. If management becomes aware of an existing related party transaction that has not been pre-approved by the audit committee, management is required to promptly notify the chair of the audit committee and such transactions shall be submitted to the audit committee for its review and determination of whether to ratify such transaction. If management, in consultation with the company’s CEO or CFO, determines that it is not practicable to wait until the next audit committee meeting, the chair of the audit committee has the delegated authority during the period between audit committee meetings, to review and determine whether any such transaction should be approved, or ratified, as the case may be. The chair of the audit committee shall report to the audit committee any transactions reviewed by him or her pursuant to this delegated authority at the next audit committee meeting.

A  L  L  I  A  N  C  E   D  A  T  A      11

STAKEHOLDER ENGAGEMENT:

Stakeholder engagement remains an important part of our corporate governance practices and is essential to our ongoing business transformation.

The board and management value our stockholders’ opinions and feedback. We regularly engage in meaningful dialogue with our stakeholders through our quarterly earnings calls, investor meetings and conferences and other channels for communication. We use the information and viewpoints gathered in our discussions to help inform our governance practices, including the board refreshment plan developed and implemented by the nominating & corporate governance committee.

In 2020, aligned with the commencement of our CEO’s tenure, we conducted an investor perception study to solicit strategic guidance for our stockholder communications, obtain insights into company perceptions, identify significant value drivers and establish a benchmark from which we can measure our progress.

Additionally, in 2020, we conducted a broader perception survey inclusive of a more wide-ranging list of stakeholders. The purpose of this assessment was to identify ESG priorities to help us achieve the following objectives: assess ESG priorities and understand why they matter; engage associates and external stakeholders to gain insight and alignment on priorities; prioritize sustainability reporting standards to continue strengthening our disclosure; identify key performance metrics, and draft goals from which targets can be established.

2020 PERCEPTION STUDIES

Stakeholder outreach was conducted by third party consultants. Over 1,300 respondents participated in the confidential process. Feedback and insights were obtained through a combination of phone interviews, online surveys and peer review.

Participants • Investors • Clients • Associates • Board of Directors • ESG Analysts and Ratings • Industry Associations • Suppliers

Material Topics
• Business Integrity
• Risk Management & Compliance
• Data Security & Responsible Use of Consumer Data
• Client Satisfaction
• Fair & Responsible Banking
• Customer Privacy
• Technology & Innovation
• Associate Health & Well-Being
• Creating Value
• Associate Attraction & Retention

Findings: • Desire for consistent, comparable reporting • Improved/increased disclosure • Simplified, clear communication • Increased stockholder engagement

What's Next:
• Establish consistent, comparable performance metrics (similar to peers)
• Set achievable goals and benchmarks
• Refine messaging
• Accessibility of senior management
• Continued, proactive outreach and strong two-way communication

A  L  L  I  A  N  C  E   D  A  T  A      12

COMMUNICATIONS WITH THE BOARD OF DIRECTORS:

We welcome and encourage stockholder communication with the board of directors. The board of directors provides a process for stockholders and interested parties to send communications to the board of directors or any individual director. Stockholders and interested parties may forward communications to the board of directors or any individual director through the Corporate Secretary. Communications should be addressed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024. All communications will be compiled by the office of the Corporate Secretary and submitted to the board of directors or the individual directors on a periodic basis. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening, or otherwise inappropriate communications. Stockholders and interested parties may also submit questions or comments to the board of directors through our Corporate Ethics Office by email at CorporateEthics@alliancedata.com or, on an anonymous basis if desired, through the Ethics Helpline at (877) 217-6218 or www.alliancedata.ethicspoint.com. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the audit committee and handled in accordance with our procedures with respect to such matters.

CODE OF ETHICS:

We have adopted codes of ethics that apply to our senior financial officers, our board of directors and our associates. The Alliance Data Systems Code of Ethics for Senior Financial Officers, the Code of Ethics for Board Members and the Code of Ethics for associates are posted on our website, found at http://www.alliancedata.com. A copy of each is also available upon written request directed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of our code of ethics, if any, by posting such information on our website.

POLITICAL CONTRIBUTIONS AND ACTIVITY:

Engagement in political, legislative and regulatory processes can be important to the success of the company. The company works to educate government officials and impact legislative and regulatory matters (at the federal and state levels) on issues important to the best interests of the company and its associates, customers, and clients. This effort often involves working with industry partners and outside consultants and, at times, engaging directly with government officials and their staffs. The company has adopted a Political Contributions and Activity Policy that sets forth the ways by which the company and its associates may participate in political, legislative and regulatory processes. All political contributions and activities comply with applicable laws, and we disclose our contributions publicly as required by law.

Eligible associates may also voluntarily participate in the political process by supporting the company’s non-partisan political action committee, the Alliance Data Political Action Committee, or ADPAC, which is governed by comprehensive federal regulations that require the filing of reports with the Federal Election Commission among other reporting and disclosure requirements. Following the January 2021 political violence and election-related controversy in Washington, D.C., the ADPAC board suspended contributions and will periodically reassess the situation to determine when and on what criteria contributions will be resumed. Our general counsel provides compliance and oversight for the company’s political engagements. For further information, please see our Political Contributions and Activity Policy, available on our website at http://www.alliancedata.com.

A  L  L  I  A  N  C  E   D  A  T  A      13

SUSTAINABILITY STRATEGY:

The nominating & corporate governance committee of our board of directors is responsible for overseeing and advising management on the company’s sustainability strategy, policies and programs. Alliance Data recognizes that to grow our business and prosper over time, we must meet the needs and evolving expectations of a broad range of stakeholders, including clients, customers, associates, stockholders, regulators, policy makers and our communities. The nominating & corporate governance committee will continue to work with management to further develop the company’s ESG policies and programs and provide transparent reporting on ESG metrics.

A  L  L  I  A  N  C  E   D  A  T  A      14

COVID-19 Response
As the world faced an unprecedented pandemic in 2020, Alliance Data focused on ensuring that its stakeholders were at the forefront of our response strategy. Select proof points include:

Associates: Seamlessly moved 95% of workforce to work from home, provided enhanced employee engagement and communication, offered paid leave for associates affected by COVID-19, enhanced in-office sanitization and cleaning procedures to protect associates working on-site

Customers: Introduced full suite of cardmember forbearance programs, adjusted credit bureau reporting to Natural Disaster coding, extended hours to meet increased demand

Clients/Brand Partners: Adjusted marketing support and strategy to coincide with customer preference for e-commerce, provided enhanced support for brand re‑openings of physical stores, added merchandise reward options for AIR MILES® sponsors to stimulate collector engagement with partners and drive redemptions

Communities: Committed relief dollars in virtually all of our communities, provided in-kind donations to support students’ needs in adjusting to remote learning environment (technology and hunger relief), allowed AIR MILES collectors to redeem AIR MILES reward miles in exchange for donations to Canadian hunger and children’s mental health causes

Commitment to Diversity, Equity and Inclusion (DE&I)
In 2020, Alliance Data took significant steps to advance our DE&I commitments, led by our president and CEO. We retained a minority-owned consulting firm to guide our development of a comprehensive DE&I strategy and measurement framework. The first phase of the development was completed in the second half of the year, which included an associate survey, focus groups and the creation of an internal DE&I Council to work side-by-side with the consulting firm to establish an accountability framework within the company for long-term success. The executive leadership team completed unconscious bias awareness training, and new tools were introduced in the recruitment and hiring process to improve our process in this area.

In 2021, we anticipate formalizing a comprehensive DE&I strategy, including identifying objectives and commitments for more transparent measurement and reporting, as well as the hiring of a DE&I executive leader.

UN SDGs
In 2020, Alliance Data maintained our commitment to five of the UN SDGs that align with the company’s strategic business and sustainability efforts.

A  L  L  I  A  N  C  E   D  A  T  A      15

01 /
PROPOSAL ONE:
election of directors

Our nominating & corporate governance committee evaluated and recommended to our board of directors, and our board of directors has nominated, the following eight individuals, Ralph J. Andretta, Roger H. Ballou, John C. Gerspach, Jr., Karin J. Kimbrough, Rajesh Natarajan, Timothy J. Theriault, Laurie A. Tucker and Sharen J. Turney, for election as a director, each to hold office for a term of one year until the annual meeting of stockholders in 2022 and until his or her respective successor is duly elected and qualified. With the exception of Ms. Kimbrough, each of the director nominees is currently serving as a member of our board of directors. Ms. Kimbrough was recommended to the nominating & corporate governance committee by a third-party search firm.

The nominating & corporate governance committee and the board of directors determined that each nominee brings a strong and unique background and set of skills to our board of directors, enhancing, as a whole, our board of directors’ competence and experience in a variety of areas, including executive management and board service, internal controls and corporate governance, financial and accounting acumen, digital technology, data security and privacy, an understanding of industries in which we operate, including financial institutions and related risk management and regulatory compliance, as well as risk assessment and management. Specifically, in nominating these eight directors for election at the 2021 annual meeting of our stockholders, consideration was given to such directors’ past service on our board of directors and its committees, as applicable, and the information illustrated in our skills matrix and discussed in each of such directors’ individual biographies set forth below. Our board of directors recommends that our stockholders vote in favor of each of these director nominees.

A  L  L  I  A  N  C  E   D  A  T  A      16

SKILLS MATRIX AND DESCRIPTION OF DIRECTOR KNOWLEDGE, SKILLS AND EXPERIENCE:

The matrix below provides information regarding our nominees’ knowledge, skills and experience that are most relevant in light of our company’s business, long-term strategies and risks. Additional description regarding each of these categories is available in the key following this matrix. All of the nominees listed in the matrix currently serve on our company’s board of directors, except Ms. Kimbrough. Our nominees represent a broad range of backgrounds and experience, and each nominee possesses numerous competencies not identified below. The fact that a nominee is not designated as having a particular attribute does not indicate that the nominee does not possess that attribute or would not be able to make a meaningful contribution to the board’s decision-making or oversight in that area. Demographic information regarding our nominees is also included in the matrix.

		ANDRETTA	BALLOU	GERSPACH	KIMBROUGH	NATARAJAN	THERIAULT	TUCKER	TURNEY
KNOWLEDGE, SKILLS & EXPERIENCE
	Accounting/Auditing/Risk Management	•	•	•	•	•	•	•	•
	Business Operations	•	•	•		•	•	•	•
	CEO/Executive Leadership	•	•	•	•	•	•	•	•
	Corporate Governance/Ethics		•		•		•	•	•
	Corporate Finance/Capital Management	•	•	•	•
	Financial Expertise/Literacy	•	•	•	•	•	•	•	•
	Human Capital/Compensation	•	•		•	•	•	•	•
	Independence		•	•	•	•	•	•	•
	Information Technology/Cybersecurity/Privacy	•	•			•	•	•
	International Operations	•	•	•		•	•	•	•
	Mergers & Acquisitions	•	•	•
	Other Public Company Board Experience		•		•		•	•	•
Relevant Industry Experience	Banking/Financial Services	•	•	•	•	•	•
	Business Services	•	•	•		•	•	•	•
	Data Processing					•	•
	e-Commerce/Digital	•				•	•	•	•
	Loyalty/Marketing	•	•					•	•
	Regulated Industry	•	•	•	•	•	•
	Retail	•					•	•	•
DEMOGRAPHICS
RACE/ETHNICITY (per the U.S. Census)
	African American/Black				•
American Indian/Alaska Native
	Asian					•
Native Hawaiian/Pacific Islander
	White	•	•	•			•	•	•
Other
GENDER
	Male	•	•	•		•	•
	Female				•			•	•
	AGE (as of May 27, 2021)	60	70	67	52	51	60	64	64
	BOARD TENURE (years served as of May 27, 2021)	1	20	1	0	1	4	6	2
	OTHER PUBLIC BOARDS (serving on as of February 16, 2021)	0	2	0	1	0	0	1	0

A  L  L  I  A  N  C  E   D  A  T  A      17

Accounting / Auditing / Risk Management.
As a public company conducting business globally, our complex accounting and financial reporting functions are subject to a rigorous program of controls and procedures and our board plays an important role in oversight of our robust audit and enterprise risk management organizations. Directors with experience in these areas are critical to evaluating and providing effective oversight of our financial statements and financial reporting and our management of the risks inherent in our business operations.

Human Capital / Compensation.
The success of our enterprise depends in part on our ability to attract, retain and develop top leaders and a high-performing workforce in markets that are highly competitive for available talent. Directors who have board-level experience with public company executive compensation and broad-based incentive planning, or who have managed or overseen the human resources/compensation function at an operating company help position our company for success in these areas.

Business Operations.
Our business is complex, employing approximately 8,000 associates and using sophisticated technologies to provide data-driven marketing, loyalty and payment solutions to large, consumer-based businesses in a variety of industries across the globe. Directors with “hands-on” experience developing and implementing operating plans and business strategies at companies with similarly sophisticated business operations have a practical understanding of how such organizations operate in increasingly sophisticated and disruptive competitive environments.

Independence.
Independent directors are uniquely situated to provide unbiased oversight of our management and to work with our senior leaders to develop our company’s strategic plans. Our board currently consists of, and if all of the director nominees to serve on the board are elected at the annual meeting, will continue to consist exclusively of independent directors, other than the CEO. All directors currently serving on the board’s audit, compensation, nominating & corporate governance and risk committees are independent, and if all of the director nominees are elected at the annual meeting, each of those committees will continue to be populated exclusively by independent directors.

CEO / Executive Leadership.
Executive leaders have an understanding of organizations and the drivers of individual and team growth and development. Directors with experience serving as a CEO or senior executive enhance the board’s perspective of our organization’s operations and challenges.

Information Technology / Cybersecurity / Privacy.
Our data-driven business depends on the effective use of complex information technology systems, the safeguarding of data from cybersecurity risks and the protection and responsible, transparent use of consumer data in accordance with applicable privacy regulations and good stewardship practices. Directors with experience implementing or overseeing sophisticated technology and technology strategies, the management and mitigation of cybersecurity risks and compliance with privacy regulations help ensure proper risk management and oversight of these important drivers of our business.

Corporate Governance / Ethics.
We are an ethics-driven organization, and our board – and in particular the nominating & corporate governance committee – provides a foundation for and oversight of our integrity-based culture. Our board’s good governance practices and our company’s focus on ESG matters and sustainability benefit from directors who are well-informed with respect to today’s dynamic governance and ethics environment and who have experience serving on the nominating & corporate governance or comparable committees of other boards.

International Operations.
We conduct business worldwide and have associates and offices in many countries located outside of the United States. The quality of our board’s oversight and strategic guidance is enhanced by directors whose understanding of diverse business environments, economic conditions and cultures has been informed by service as a director or senior leader at one or more companies with international operations.

Corporate Finance / Capital Management.
Our corporate finance activities include debt and equity market transactions and stock repurchase programs. We allocate capital in various ways to run our operations, grow our business and return value to stockholders. Director experience in these areas is important for effective oversight of our company’s financial affairs.

Mergers & Acquisitions.
We have a history of undertaking significant acquisitions and dispositions and may continue to do so in the future. Board members with experience in material M&A transactions enhance the decision-making underlying strategic M&A activities and ensures informed oversight of the processes attendant to completing complex transactions.

Financial Expertise / Literacy.
Our business involves complex financial transactions, accounting and reporting requirements. Directors with an understanding of finance and financial reporting processes are able to effectively monitor and assess our operating and strategic performance and ensure accurate financial reporting and robust controls. Substantially all of our nominees are financially literate and two of our nominees satisfy the “accounting or related financial management expertise” criteria set forth in the New York Stock Exchange listing standards.

Other Public Company Board Experience.
Public companies must comply with a variety of complex accounting, disclosure and other compliance obligations, and public company boards have significant oversight and other duties. Directors with experience serving on the boards and board committees of other public companies understand public company reporting responsibilities, corporate governance trends and practices and other issues commonly faced by public companies, and have insight into board operations, board/management relations, agenda setting, succession planning and other board duties and activities.

Relevant Industry Experience.
Our board’s nominating & corporate governance committee uses a skills matrix to identify the diverse skills and experience our board needs to address the dynamic environment in which we operate our business. Directors with experience in industries in which we or our customers operate provide us with a better understanding of the challenges and opportunities facing our business.

A  L  L  I  A  N  C  E   D  A  T  A      18

2021 DIRECTOR NOMINEES AND PROPOSED COMMITTEE MEMBERSHIPS:

Name	Independent	Committee Membership
		Audit	Compensation	N&CG	Risk
Ralph J. Andretta
Roger H. Ballou (Chair)	✔	✔
John C. Gerspach, Jr.	✔	Chair			✔
Karin J. Kimbrough	✔		✔		✔
Rajesh Natarajan	✔			✔	✔
Timothy J. Theriault	✔	✔			Chair
Laurie A. Tucker	✔		✔	Chair
Sharen J. Turney	✔		Chair	✔

RALPH J. ANDRETTA /	President • Chief Executive Officer
Age: 60

Mr. Andretta, president and chief executive officer, joined us in February 2020, and has served as a director since that date. From 2011 to November 2019, Mr. Andretta served as managing director and head of US Cards for Citigroup and prior to that, he held positions in charge of loyalty, co-brand and product development. From 2010 to 2011, Mr. Andretta served as a global affinity and international card executive at Bank of America. Prior to that, Mr. Andretta served 18 years with American Express. Mr. Andretta holds a Bachelor’s degree in accounting and finance from Siena College. Mr. Andretta’s role as our current chief executive officer provides a link to the company’s management and a unique level of insight into the company’s operations. His financial, capital allocation and global operations experience together with his expertise in the banking and financial services, data and loyalty/marketing industries add important and relevant diversity to the board’s overall mix of skills, and the board of directors believes Mr. Andretta is well-qualified for re-election as a director.

ROGER H. BALLOU /	Chair of the Board • Audit Committee
Age: 70

Mr. Ballou has served as a director since February 2001. Mr. Ballou served as the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, from October 2001 until January 2011. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou served as a director of Fox Chase Bank from 2005 until 2016. Mr. Ballou is currently a director of RCM Technologies, Inc., where he serves as lead independent director and a member of the audit committee and nominating & corporate governance committee, and Univest Financial Corporation, where he serves as the chair of the compensation committee and a member of the audit committee, risk committee and executive committee. Mr. Ballou holds a Bachelor’s degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth. Mr. Ballou’s qualifications include executive and/or board-level experience in the banking, financial services, business services, data and marketing industries and information technology, financial, global operations and M&A expertise and service on public company boards, including as a member or chair of public company audit, compensation and nominating and corporate governance committees. Our board of directors values Mr. Ballou’s significant executive and public company board experience as well as his audit committee financial expertise which, together with his global operations, banking and other relevant industry experience, strengthen and diversify the board’s mix of skills, and the board believes Mr. Ballou is well-qualified for re-election as a director.

JOHN C. GERSPACH, JR. /	Audit Committee (Chair) • Risk Committee
Age: 67

Mr. Gerspach has served as a director since June 2020. Mr. Gerspach served as the chief financial officer of Citigroup, Inc. from 2009 to 2019 and was employed by Citigroup, Inc. in various capacities of increasing experience and responsibilities since 1990. Prior to that, he served as the chief financial officer of Penn Central Industries Group from 1986 to 1990, comptroller of the defense contracting group at ITT Corporation from 1980 to 1986, and in various roles with Arthur Andersen & Company at the beginning of his career. Mr. Gerspach served as a member of the Financial Accounting Standards Advisory Council (FASAC) from 2010 to 2013. Mr. Gerspach holds a Bachelor’s degree in accountancy from the University of Notre Dame and was a Certified Public Accountant in the State of New York from 1977 to 2019. Mr. Gerspach’s qualifications include executive-level experience in the banking and financial services industry for a global corporation, including roles in audit, accounting, risk management and

A  L  L  I  A  N  C  E   D  A  T  A      19

international operations. Our board of directors believes Mr. Gerspach’s expertise, particularly with respect to banking, financial, audit, risk management and global operations, will benefit our business and the board’s overall mix of skills, making him well-qualified for re-election as a director.

KARIN J. KIMBROUGH /	Compensation Committee • Risk Committee
Age: 52

Ms. Kimbrough is a nominee for director. Ms. Kimbrough has served as the chief economist for LinkedIn Corporation since January 2020. She served as the assistant treasurer for Google, Inc. from October 2017 to December 2019. Prior to that, Ms. Kimbrough served as a managing director and head of macroeconomic policy at Bank of America Merrill Lynch from December 2014 to October 2017. Ms. Kimbrough was employed by the Federal Reserve Bank of New York from 2005 to October 2014, serving as vice president and the director for the financial stability market monitoring function in the markets group from 2010 to October 2014 and as a manager for analytical development from 2005 to 2010. Prior to that, Ms. Kimbrough served as an economist and strategist, foreign exchange desk, at Morgan Stanley from 2000 to 2005. Ms. Kimbrough is currently a director of Fannie Mae, where she serves as a member of the audit committee, compensation committee and nominating and corporate governance committee. Ms. Kimbrough holds a Bachelor’s degree from Stanford University, a Master’s degree in public policy from Harvard University and a PhD in economics from the University of Oxford. Ms. Kimbrough’s qualifications include executive-level experience as an economist focused on consumer trends and financial markets, and expertise in financial stability risks assessments, capital markets and financial markets, including serving as a public company board member and as a member of public company audit, compensation, and nominating and corporate governance committees. Our board of directors believes that Ms. Kimbrough’s significant expertise in the banking, financial services, data and technology industries will benefit our business and the board’s overall mix of skills, making her well-qualified for election as a director.

RAJESH NATARAJAN /	Nominating & Corporate Governance Committee • Risk Committee
Age: 51

Mr. Natarajan has served as a director since June 2020. Mr. Natarajan has served as the executive vice president of products and engineering of RingCentral, Inc. since December 2020. He served as the executive vice president and chief product and technology officer of Ancestry.com from February 2017 to November 2020. He served in senior leadership positions with increasing responsibility in the areas of technology and product development at Intuit, Inc. from 2014 to 2017, including as senior vice president and chief information security and fraud officer, and at PayPal Holdings, Inc. from 2006 to 2014, including as vice president, platform engineering and operations. Prior to that, Mr. Natarajan was employed by Sabre Holdings Corporation, where he served in various management positions with increasing responsibility in the area of technology from 1995 to 2006, including as an early member of the development team that founded Travelocity.com. Mr. Natarajan holds a Bachelor’s degree in mechanical engineering from Jawaharlal Nehru Technology University in India and a Master’s degree in industrial engineering from Clemson University. Mr. Natarajan’s qualifications include executive experience in roles requiring expertise in information technology, cybersecurity, engineering, operations and product development. Our board of directors believes Mr. Natarajan’s expertise, particularly with respect to business operations, technology development, information technology and cybersecurity, will benefit our business and the board’s overall mix of skills, making him well-qualified for re-election as a director.

TIMOTHY J. THERIAULT /	Audit Committee • Risk Committee (Chair)
Age: 60

Mr. Theriault has served as a director since October 2016. Mr. Theriault served as an advisor to the chief executive officer of Walgreens Boots Alliance, Inc. from June 2015 until November 2016. Prior to that, he served as executive vice president and global chief information officer of Walgreens Boots Alliance, Inc. from July 2014 to June 2015. He served in senior leadership positions with increasing responsibility at Walgreen Co. from October 2009 to July 2014, including as senior vice president and chief information, innovation and improvement officer. Prior to that, Mr. Theriault was employed by Northern Trust Corporation, where he served in various executive and management positions with increasing responsibility in the area of information technology from May 1991 to October 2009 and July 1982 to October 1989. Mr. Theriault served as director of end user computing and advanced technologies for S. C. Johnson & Son, Inc., from October 1989 to May 1991. He currently serves as a director and a member of the financial & investment and compliance committees of Wellmark Blue Cross and Blue Shield. Mr. Theriault previously served as a director of Vitamin Shoppe, Inc. from 2016 until its acquisition in 2019 and was lead director of the Depository Trust Clearing Corporation. Mr. Theriault holds a Bachelor’s degree from Illinois State University and completed the Harvard Business School advanced management program. Mr. Theriault brings significant expertise in information technology and cybersecurity to our board. Together with his financial sophistication, banking, global operations, risk management and compensation experience gained as a senior executive in the financial services, health care and retail industries and service on public company boards, including as a member of public company audit and compensation

A  L  L  I  A  N  C  E   D  A  T  A      20

committees, Mr. Theriault’s expertise and experience broaden the board’s skill set and enhance its ability to understand and oversee risk, including those associated with information technology, cybersecurity and bank regulatory matters. The board of directors believes Mr. Theriault is well-qualified for re-election as a director.

LAURIE A. TUCKER /	Compensation Committee • Nominating & Corporate Governance Committee (Chair)
Age: 64

Ms. Tucker has served as a director since June 2015. Ms. Tucker has served as the founder and chief strategy officer for marketing consultancy firm, Calade Partners LLC since January 2014. Ms. Tucker served as the senior vice president-corporate marketing of FedEx Services, Inc., a subsidiary of FedEx Corporation, a public company engaged in transportation, e-commerce and business services, from 2000 to 2013 and was employed by FedEx in various capacities of increasing experience and responsibilities since 1978. Ms. Tucker currently serves as a director, a member of the audit committee, and the chair of the corporate governance and nominating committee of Forward Air Corporation. Ms. Tucker holds a Bachelor’s degree and an MBA from the University of Memphis. Ms. Tucker’s qualifications include financial and compensation expertise, global operations experience and strong leadership skills developed as a public company board member, including as a member of public company audit, compensation and nominating and corporate governance committees, and as a senior executive serving in various roles at a large multinational public company. These credentials, together with her expertise and experience in e-commerce, retail, technology, customer service and corporate marketing, add significant value to the board of directors and make Ms. Tucker a well-qualified candidate for re-election as a director.

SHAREN J. TURNEY /	Compensation Committee (Chair) • Nominating & Corporate Governance Committee
Age: 64

Ms. Turney has served as a director since June 2019. Ms. Turney served as the chief executive officer of Russia-based jeans brand Gloria Jeans from November 2018 until November 2019, and as a director of Sweden-based designer sock and underwear brand Happy Socks AB from January 2018 until November 2019. She served as president and chief executive officer of Victoria’s Secret, a division of publicly-traded national retailer L Brands, Inc., from July 2006 until February 2016, and as president and chief executive officer of Victoria’s Secret Direct, the brand’s catalogue and e-commerce arm, from May 2000 until July 2006. Prior to that, Ms. Turney served for 10 years in various executive roles including president and chief executive officer of Neiman Marcus Direct, the direct marketing division of luxury brand retailer Neiman Marcus Group. Ms. Turney served as a director of M/I Homes, Inc. from January 2011 until February 2018, a director of FULLBEAUTY Brands from July 2016 to September 2018 and a director of Nationwide Children’s Hospital, Inc., including as chairman of the board of its Research Institute, from 2012 to 2018. She holds a Bachelor’s degree from the University of Oklahoma and serves on the Baker Retailing Center Industry Advisory Board at Wharton School at the University of Pennsylvania. Ms. Turney is currently a director of the University of Oklahoma Foundation, where she serves as a member of the investment committee. Ms. Turney has also served as an advisor to several retailers and technology companies. Ms. Turney’s qualifications include executive and/or board-level experience in the retail industry, including as an executive officer of a Fortune 500 fashion retailer, loyalty, marketing and digital/e-commerce expertise, global operations experience, service on public company boards, including as a member of public company compensation and nominating and corporate governance committees, financial expertise and executive leadership at companies operating in industries relevant to our business. Our board of directors believes Ms. Turney’s expertise, particularly with respect to her retail and digital/e-commerce marketing experience, will benefit our business and enhance our understanding of our customers’ businesses, making her well-qualified for re-election as a director.

ROLE OF PROXIES IN ELECTION OF DIRECTORS:

John J. Chesnut and Laura Santillan, and each of them, as proxies, will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a majority of the votes cast, at the meeting or by proxy. This means that the eight nominees will be elected if they receive more “For” votes than “Against” votes. In accordance with Section 3.3.1 of our bylaws, any nominee who is currently serving as a director and does not receive a majority of votes cast shall immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken. The board of directors will publicly disclose its decision to accept or reject such resignation and its rationale within 90 days from the date of certification of the director election results.

The board of directors recommends that stockholders vote FOR the election of each of the eight director nominees.

A  L  L  I  A  N  C  E   D  A  T  A      21

EXECUTIVE OFFICERS

RALPH J. ANDRETTA / President • Chief Executive Officer • Director • Age: 60
Mr. Andretta’s biographic information appears under Proposal One: Election of Directors in this proxy statement.

JOHN J. CHESNUT / Senior Vice President • Treasurer • Age: 48

Mr. Chesnut, senior vice president and treasurer, joined us in October 2010 and assumed his current position in May 2015. Prior to assuming his current position, he served as vice president, treasury and corporate development. Before joining the company, he served in strategic and operating roles at Anheuser-Busch from 2004 to 2009. Prior to that, he served as the assistant controller of Builders FirstSource, Inc. and he started his career at Price Waterhouse in 1994. Mr. Chesnut holds a Bachelor’s degree in accounting and honors business from the University of Texas at Austin and an MBA from the Kellogg School of Management at Northwestern University. Mr. Chesnut is a Certified Public Accountant in the state of Texas.

VALERIE E. GREER / Executive Vice President • Chief Commercial Officer, Card Services • Age: 56
Ms. Greer, executive vice president, chief commercial officer, Card Services, joined us in June 2020. Before joining the company, Ms. Greer led the U.S. cards co-brand business at Citigroup where she worked from 2011 to April 2020. Prior to that, she served as the general manager, partnerships for JPMorgan Chase from 2006 to 2011. She served in senior leadership positions with increasing responsibility at HSBC from 1994 to 2006, including as the executive director of HSBC’s private label business from 2003 to 2006. Ms. Greer holds a Bachelor’s degree from University of Manitoba and an MBA from the Kellogg School of Management at Northwestern University.

CHARLES L. HORN / Executive Vice President • Senior Advisor • Age: 60

Mr. Horn, executive vice president and senior advisor, joined us in December 2009 and assumed his current position in February 2020. Prior to assuming his current position, Mr. Horn served as an executive vice president and vice chairman from June 2019 to February 2020 and also served as acting chief executive officer from November 2019 to February 2020. Prior to that, he served as an executive vice president and chief financial officer. From 1999 to November 2009, he served as senior vice president and chief financial officer for Builders FirstSource, Inc. From 1994 to 1999, he served as vice president, finance and treasury, for the retail operations of Pier 1 Imports, Inc. and as executive vice president and chief financial officer of Conquest Industries from 1992 to 1994. Mr. Horn served as a director and the chair of the audit committee of Moody National REIT I, Inc. from 2012 until 2017 when it was acquired by Moody National REIT II, Inc. where Mr. Horn is currently a director and the chair of the audit committee. Mr. Horn holds a Bachelor’s degree in business administration from Abilene Christian University and an MBA from the University of Texas at Austin. Mr. Horn is a Certified Public Accountant in the state of Texas.

A  L  L  I  A  N  C  E   D  A  T  A      22

TIMOTHY P. KING / Executive Vice President • Chief Financial Officer • Age: 58
Mr. King, executive vice president and chief financial officer, joined us in June 2010 and assumed his current position in June 2019. Prior to assuming his current position, he served as chief administrative officer and chief financial officer for our Card Services segment. Before joining the company, Mr. King served as vice president and director of finance at HSBC from January 2001 to June 2010. Prior to that, from April 1995 to January 2001, he served as first vice president at MBNA. Mr. King holds a Bachelor’s degree from Colorado College and an MBA from the Amos Tuck School of Business at Dartmouth College. Mr. King holds a master of accountancy and was a Certified Public Accountant.

TAMMY M. MCCONNAUGHEY / Executive Vice President • Operations and Credit Risk, Card Services • Age: 47

Ms. McConnaughey, executive vice president, operations and credit risk, Card Services, joined us in June 1992. Ms. McConnaughey has served in senior leadership positions within our Card Services business with increasing responsibility over her nearly thirty-year tenure across collections, customer care and credit risk, most recently as senior vice president of operations and credit risk, Card Services.

JOSEPH L. MOTES III / Executive Vice President • Chief Administrative Officer • General Counsel • Secretary • Age: 59
Mr. Motes, executive vice president, chief administrative officer, general counsel and secretary, joined us in July 2015 and assumed his current executive vice president and chief administrative officer position in June 2019 while continuing as general counsel and secretary. Before joining the company, Mr. Motes was with Akin, Gump, Strauss, Hauer & Feld, LLP for nearly 20 years, and was the partner and lead relationship manager for Alliance Data. Mr. Motes holds a Bachelor’s degree in geology from Trinity University and a J.D. from Southern Methodist University Dedman School of Law, where he served as editor-in-chief of the SMU Law Review.

LAURA SANTILLAN / Senior Vice President • Chief Accounting Officer • Age: 49

Ms. Santillan, senior vice president and chief accounting officer, joined us in February 2004 and assumed her current position in February 2010. Ms. Santillan has served in various capacities of increasing responsibility, including as senior vice president, finance since December 2009 and vice president, finance since October 2007. Before joining the company, she served as senior manager of reporting for Dresser, Inc. from February 2002 to February 2004 and director of financial reporting for Wyndham International, Inc. from 1997 to 2002. Prior to that, she was with Ernst & Young LLP from 1993 to 1997. Ms. Santillan holds a Bachelor’s degree from Southern Methodist University and is a Certified Public Accountant in the state of Texas.

A  L  L  I  A  N  C  E   D  A  T  A      23

COMPENSATION
COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been furnished by the current members of the compensation committee.

Timothy J. Theriault
Laurie A. Tucker
Sharen J. Turney, Chair

A  L  L  I  A  N  C  E   D  A  T  A      24

COMPENSATION
DISCUSSION AND ANALYSIS

OVERVIEW:

We consider our total executive compensation package integral to our ability to grow and improve our business. In determining appropriate compensation for our executive officers, the compensation committee uses the philosophy and methodologies described in this Compensation Discussion and Analysis. By design, we have tailored, with the guidance of external compensation consultants, a mix of compensation elements appropriate for our business. Our executive compensation program is structured at competitive levels and is designed to reward executive officers when the company achieves above industry-average performance. Our program, however, is also structured to significantly reduce rewards for performance below expectations. In certain instances, additional compensation considerations may be essential to enable the compensation committee to attract and retain the right leaders to guide and execute strategic initiatives in critical periods or challenging business environments. The compensation committee believes that this holistic approach will attract, retain and motivate executive officers with the quality and profile required to successfully lead the company and each of its segments in our highly competitive and evolving industries.

Our compensation programs, practices and policies are reviewed and evaluated on an ongoing basis to address evolving best practices and changing regulatory requirements. We list below some of the more significant best practices we have adopted and the practices we have avoided.

What We Do	What We Don’t Do
  Performance-Based Pay.
We emphasize pay for performance. For 2020, executive compensation included both non-equity and long-term equity components tied to financial and non-financial performance.

  Clawback Provisions.
Our equity incentive plans include provisions that allow us to “clawback” executive incentive compensation in certain circumstances.

  Double-Trigger Change in Control.
We use double trigger acceleration provisions upon a change in control in our equity incentive plans.

  Significant Stock Ownership.
Our non-employee directors and executive officers have significant stock ownership requirements.

  Balanced Compensation Structure.
We utilize a balanced approach to compensation, combining fixed and variable, short-term and long-term, and cash and equity components.

  Independent Compensation Committee.
Each member of our compensation committee meets the independence requirements under SEC rules and NYSE listing standards.

  Independent Compensation Consultant.
The compensation committee engages an independent compensation consultant.

  No Employment or Change in Control Agreements.
We do not have employment agreements or change in control agreements with our executive officers.

  No Tax Gross-Up Provisions.
We have no excise tax gross-up arrangements with any of our executive officers or associates and we have a policy prohibiting entry into such arrangements in the future.

  No Excessive Perquisites.
We provide only limited perquisites to our executive officers.

  No Speculative Trading.
Our non-employee directors and executive officers are prohibited from trading in puts or calls or engaging in short sales with respect to our securities.

  No Excessive Risk-Taking.
We regularly review our compensation program to ensure that the program does not promote unnecessary or excessive risk-taking.

  No Pledging of our Securities.
Our non-employee directors and executive officers are prohibited from holding company securities in a margin account or otherwise pledging company securities as collateral for a loan.

  No Hedging of our Securities.
Our non-employee directors, executive officers and associates are prohibited from engaging in hedging transactions with respect to our securities.

A  L  L  I  A  N  C  E   D  A  T  A      25

Key Executive Management Changes in 2020
The board of directors implemented a leadership transition beginning in 2019 pursuant to succession planning undertaken in anticipation of the divestiture of our Epsilon® segment, which was completed on July 1, 2019, and additional initiatives designed to simplify the company’s narrative and focus capital on our highest earning and growth assets. The culmination of this leadership transition resulted in continuing realignment of our named executive officers, or NEOs, as described in additional detail below.

2020 NAMED EXECUTIVE OFFICERS /

Ralph J. ANDRETTA	Valerie E. GREER	Charles L. HORN	Timothy P. KING	Tammy M. MCCONNAUGHEY	Joseph L. MOTES III

President & Chief Executive Officer	Executive Vice President, Chief Commercial Officer, Card Services	Executive Vice President & Senior Advisor	Executive Vice President & Chief Financial Officer	Executive Vice President, Operations and Credit Risk, Card Services	Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

CEO Succession.  Effective February 3, 2020, Ralph J. Andretta was appointed president, chief executive officer and a director. Charles L. Horn, who had transitioned from executive vice president and chief financial officer to executive vice president and vice chairman of the company in June 2019, served as acting CEO during the interim period pending Mr. Andretta’s appointment. Following Mr. Andretta’s appointment, Mr. Horn continues to serve as executive vice president and senior advisor, providing valuable continuity with a current focus on international operations, operating efficiencies and strategic initiatives.

Other Executive Management Appointments.  In June 2020, Valerie E. Greer joined us as senior vice president and chief commercial officer, Card Services where her responsibilities include the growth and profitability of the Card Services segment through attracting and retention of brand partners and card members. Tammy M. McConnaughey, a nearly 30-year veteran with Alliance Data, oversees functions extending from customer care operations to credit risk management. Due to their pivotal performance in 2020 and the instrumental place in the success of the Card Services segment that represents a substantial portion of our business, the board of directors promoted both Ms. Greer and Ms. McConnaughey to the executive management team as executive vice president, chief commercial officer, Card Services and executive vice president, operations and credit risk, Card Services, respectively.

Objectives of Compensation
The objectives of our executive compensation program are to compete for top executive talent to lead our company and complete strategic initiatives, to retain current executive officers, to reward our executive officers for meeting our growth and profitability objectives and to align the interests of our executive officers with those of our stockholders. Total direct compensation for our executive officers in 2020 was a combination of three components:

We use each component of compensation to satisfy one or more of our compensation objectives. The compensation committee places a significant portion of the overall target compensation for our executive officers “at risk” in the form of performance-based non-equity incentive compensation and long-term equity incentive compensation, without encouraging excessive or unnecessary risk-taking. According to the survey results provided by our external executive compensation consultant, our target percentage of executive compensation “at risk” for 2020 was

A  L  L  I  A  N  C  E   D  A  T  A      26

consistent with our proxy peer group.

Retention.  We believe that continuity in our executive leadership is critical to long-term success. To encourage executive retention and foster a focus on long-term results, the vast majority of the long-term equity incentive compensation granted to our executive officers is subject to multi-year vesting schedules. In addition, the compensation committee has occasionally granted special retention awards designed to encourage retention of our executive officers. In 2021, the compensation committee granted long-term equity incentive compensation to our executive officers with a three-year performance period to incentivize continuous growth and improvement in our return on equity metric. Further details of these compensation practices are included on page 31 under the caption “Elements of Executive Compensation.”

Pay for Performance.  A confluence of factors sparked change in our pay-for-performance approach in 2020, beginning with the appointment of a tenured financial-industry executive as our new CEO, the onset of a global pandemic and new board leadership, including both the board chair and the chair of the compensation committee. Historic focus on both (1) revenue and earnings before taxes, or EBT, growth to incentivize company performance; and (2) objective relative total stockholder return, or rTSR, aligned the interests of our NEOs and other executive officers with the interests of our stockholders in creating long-term value. We retained these elements. However, in response to concerns expressed by associates putting forth substantial efforts to respond to pandemic-induced challenges as well as feedback from new executive management, the compensation committee, in consultation with its external executive compensation consultant, reviewed alternatives and made changes. First, the compensation committee broadened the scope of our annual performance incentives through the introduction in August 2020 of a balanced scorecard that encompasses a broad array of both financial and non-financial metrics important to all stakeholders—inclusive of stockholders, customers, associates, collectors, and consumer accountholders.

Further, in response to feedback from proxy advisors, for 2021, the compensation committee both (1) selected a new financial metric for long-term equity incentive compensation to differentiate from, and not overlap with, those financial metrics utilized in annual performance-based non-equity incentive compensation; and (2) established a three-year performance metric with cliff-vesting at the end of the full three-year performance period. The compensation committee selects target performance measures for annual performance-based non-equity incentive compensation as well as long-term equity incentive compensation that it believes are integral to achieving both growth and profitability objectives. Further, performance-based compensation generally pays out or vests only upon achievement of a threshold performance target, while also establishing stretch targets. Further details of these compensation practices are included on page 31 under the caption “Elements of Executive Compensation.”

Assessment of Risk in Compensation Program Design.  The compensation committee reviewed the design of our compensation program for both our executive officers and other officers and key contributors who receive performance-based compensation and assessed the potential for our compensation program to encourage excessive risk-taking. The compensation committee considered the following characteristics of our compensation program, among others:
•	a balance of both short- and long-term performance-based incentive compensation;
•
a balance within equity incentive compensation of both time-based restricted stock units and performance-based restricted stock units, some of which may also be subject to further time-based vesting restrictions;

•
the use of multiple performance metrics in incentive compensation, utilizing both consolidated and business unit-specific performance measures that include a mix of financial and non-financial objectives;

•	the definition of performance metrics at the beginning of the performance period, which may include adjustments for significant corporate events;
•	inclusion of maximum payout limitations under our omnibus incentive plans;
•	stock ownership guidelines applicable to certain key executives;
•	standardized equity grant and forfeiture procedures;
•	ability of the compensation committee to apply discretion in determining payouts for incentive compensation; and
•	clawback provisions contained in various executive compensation plans and agreements.

As a result of this review, the compensation committee believes that the design of our compensation program provides multiple, effective safeguards against, and does not promote, unnecessary or excessive risk-taking that is reasonably likely to have a material adverse effect on Alliance Data.

Prohibitions on Hedging and Pledging of Our Securities.  Our insider trading policies prohibit directors, executive

A  L  L  I  A  N  C  E   D  A  T  A      27

officers and associates, together with certain of their family members and controlled entities, from engaging in hedging transactions with respect to our securities. These prohibited transactions include the use of financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, that are designed to hedge or offset any decrease in market value of such person’s holdings in our equity securities. Furthermore, our insider trading policies prohibit directors, executive officers and designated associates, together with certain of their family members and controlled entities, from (i) trading in puts, calls or other derivative securities; (ii) engaging in short sales with respect to our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities as collateral for a loan. These policies help to ensure that the interests of our directors, executive officers and associates remain aligned with those of our other stockholders.

Clawback Provisions.  Under the 2020 Omnibus Incentive Plan, 2015 Omnibus Incentive Plan and 2010 Omnibus Incentive Plan, if our financial statements are required to be restated due to errors, omissions, fraud or misconduct, the compensation committee may direct the company to recover all or a portion of any award or any past or future compensation from any participant or former participant with respect to any fiscal year of the company for which financial results are negatively affected by such restatement. Such recoveries will be limited to those participants or former participants who had knowledge or reasonably should have had knowledge of such errors, omissions, fraud or misconduct and failed to take reasonable steps to bring it to the attention of the appropriate individuals, or who personally and knowingly engaged in practices that materially contributed to the restatement. Further, under the 2020 Omnibus Incentive Plan, 2015 Omnibus Incentive Plan and 2010 Omnibus Incentive Plan, the compensation committee has the authority to cancel or require repayment of an award in the event a participant or former participant breaches any non-solicitation, non-competition or confidentiality agreement entered into with us.

Alignment with Stockholders.  We believe that our executive officers should maintain at least a minimum position in our common stock so that their interests are aligned with those of our stockholders. Our stock ownership guidelines require our executive officers to maintain an investment position in our common stock equal to a multiple of his or her base salary. With compliance measured from the date of hire or promotion, the stock ownership guidelines include shares owned outright, vested but unexercised stock options and 70% of unvested time-based restricted stock units. Further, until compliance is achieved, executive officers must hold at least 50% of net shares acquired at vesting and are restricted from selling below the compliance threshold thereafter. While no burn-in period is provided prior to measuring compliance, the board of directors expects executives to reach the prescribed thresholds within five years.

As of February 26, 2021, all current NEOs have holdings that meet or exceed the guidelines, except for Mr. Horn, who had notified the company of his intention to retire from his position as executive vice president and chief financial officer in 2019, but has continued his service in an advisory role at the request of the board of directors and has not received a stock award as part of his compensation since 2018.

2020 “Say-on-Pay” Advisory Vote on Executive Compensation.  At our 2020 annual meeting of stockholders, stockholders expressed substantial support at 94% approval for the “say-on-pay” advisory vote on the compensation of our NEOs. We believe these results represent strong investor support for our overall compensation philosophy and decisions. The compensation committee evaluated the results of the 2020 “say-on-pay” vote together with the other factors discussed in this Compensation Discussion and Analysis. These factors included the committee’s assessment of retention of executives, alignment of performance targets with growth and profitability objectives and the analysis of pay practices of our proxy peer group, each of which is evaluated in the context of the committee’s fiduciary duty to act as such directors determine is in the best interests of our stockholders. Based on its analysis, the compensation committee did not make any changes to the executive compensation program or policies as a direct result of the 2020 “say-on-pay” advisory vote. However, in light of the efforts of executive management and associates across the enterprise to respond to the unprecedented challenges presented by the pandemic, the compensation committee undertook a comprehensive review of market conditions following the completion of the 2020 annual meeting of stockholders and seating of the new board chair and chair of the compensation committee. Based on the unique conditions experienced in 2020 and the continuing uncertainties in macroeconomic conditions and forecasts, in mid-August 2020, the compensation committee took the unique step of establishing a new annual performance-based non-equity incentive compensation plan in the form of balanced scorecards. These balanced scorecards encompassed a range of both

A  L  L  I  A  N  C  E   D  A  T  A      28

financial and non-financial metrics keyed to three categories, stockholders, customers and associates. Further, in response to feedback from proxy advisors and in consultation with its external executive compensation consultant, for 2021, the compensation committee both (1) selected a new financial metric for long-term equity incentive compensation to differentiate from, and not overlap with, those financial metrics utilized in annual performance-based non-equity incentive compensation; and (2) established a three-year performance metric with cliff-vesting at the end of the full three-year performance period only. See “Looking Forward: Fiscal Year 2021 Long-Term Incentive Compensation” on page 38.

We currently provide stockholders an annual “say-on-pay” advisory vote on the compensation of our NEOs and will continue to do so through our next stockholder advisory vote regarding the frequency of holding advisory votes on executive compensation, which will be no later than our annual meeting of stockholders in 2023.

Determining Compensation
Role of the Compensation Committee.  The compensation committee reviews and approves the compensation for our non-CEO executive officers from the time of their hire or promotion to such roles, and, together with the other independent directors, approves the compensation of our CEO. The compensation committee typically sets the total direct compensation for our executive officers near the beginning of each year. This timing allows us to consider the performance of the company and each potential recipient in the prior year, as well as expectations for the upcoming year. Performance-based short-term non-equity incentive compensation and long-term equity incentive compensation targets and scales are established and grants are awarded as early as practicable in the year, contingent upon the availability of the prior year’s financial results, to maximize the time period over which the applicable performance incentives apply. Consistent with our practice of granting equity-based awards for new hires, promotions and associates that have joined the company as a result of a merger or acquisition on a date certain each month (currently the 15th of each month or the next business day), long-term equity incentive compensation awards for executive officers are made on February 15 (or the next business day) of each year, or such other pre-determined date following release of the company’s earnings for the prior fiscal year as is appropriate. In the event there exists material information that we have not yet disclosed, the compensation committee may delay or defer the grant of any equity-based awards until all disclosures are current. Material changes to pay levels for individuals are typically made only upon a significant change in job responsibilities.

With the appointment of a new CEO in early 2020 and continuation of the leadership transition, the compensation committee, or with respect to the CEO, the board of directors, approved compensation levels in early 2021 for those executive officers previously identified and for each newly designated executive officer at the time of their promotion or shortly thereafter. For our new executive officers named in this leadership transition, their compensation, prior to consideration by the compensation committee or the board, remains consistent with our philosophy of compensating all associates on a competitive basis with a mid-market target for all skilled positions in all geographic locations based on relevant peer or industry group data. Some amounts may be higher or lower based on factors such as skill levels, performance, seniority, workload, span of control, retention considerations and institutional knowledge. For additional information on the process for establishing compensation, see “Elements of Executive Compensation” on page 31 and “Competitive Considerations” below. In addition, aligned with the aforementioned compensation objectives and our industry peers, the compensation committee considered the strategic direction of new executive leadership in addition to the impact of the COVID-19 pandemic on our operations and, in mid-August 2020, determined that it was in our and our stockholders’ best interests to adopt a new balanced scorecard design for 2020 annual performance-based non-equity incentive compensation where financial and non-financial metrics were set. Please see “Annual Performance-Based Non-Equity Incentive Compensation” on page 31 for additional information.

Role of the Chief Executive Officer.  Typically, our CEO makes compensation recommendations to the compensation committee with respect to our non-CEO executive officers. The compensation committee may accept or adjust the CEO’s recommendations in its sole discretion and also makes a recommendation regarding the CEO’s compensation to the full board of directors. The CEO does not make any recommendations to the compensation committee or to the board of directors relating to performance measures, targets or similar items that affect CEO compensation. Moreover, the CEO is recused from discussions of CEO compensation during board of directors and compensation committee meetings.

Role of the Compensation Consultant.  In 2020, the compensation committee directly engaged the assistance of an external executive compensation consultant, Meridian Compensation Partners, LLC, or Meridian, for its industry knowledge and experience in advising on executive compensation matters. The compensation committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through

A  L  L  I  A  N  C  E   D  A  T  A      29

(vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian. In particular, Meridian assisted the compensation committee in 2020 with competitive market analysis, peer assessment, consultation and review of compensation policies and practices.

Competitive Considerations
In determining appropriate levels of compensation, the compensation committee considers the competitive market for talent and compensation levels provided by comparable companies to minimize significant differences that could negatively impact our ability to attract and retain skilled executive officers. As mentioned above, the compensation committee engaged Meridian to, among other things, assist with competitive market analysis and peer assessment. For conducting market review, Meridian formed and surveyed two data sets: a general industry group and a proxy peer group. The general industry group encompasses companies of similar size based on revenue. The proxy peer group consists of public companies that are currently monitored as competitors or are in similar industries and have similar revenue or market capitalization.

Proxy Peer Group.  Meridian reviewed the compensation practices for the proxy peer group set forth below with whom we compete for business and talent. This approach provides us with a balanced perspective, reflecting industry, performance and company size considerations as they affect executive pay. Meridian collected, analyzed and presented comprehensive market data, including base salary and target short- and long-term incentive amounts, for each of our executive officers, including our then current NEOs, from both published proxy data and proprietary data sources.

For 2020, the companies comprising the proxy peer group included:

Company Name	Symbol	Market Cap ($B) as of 2/26/2021	Relative to ADS		Fiscal 2020 Revenue ($M)
			Market Cap	Revenue
Alliance Data Systems Corporation	ADS	4.8	–	–	4,521
Ally Financial Inc.	ALLY	15.5	3.2x	1.5x	6,686
Citizens Financial Group, Inc.	CFG	18.5	3.9x	1.5x	6,905
Comerica Incorporated	CMA	9.5	2.0x	0.6x	2,912
Discover Financial Services	DFS	28.9	6.0x	2.5x	11,088
Fifth Third Bancorp	FITB	24.6	5.1x	1.7x	7,625
Huntington Bancshares Incorporated	HBAN	15.6	3.3x	1.1x	4,836
KeyCorp	KEY	19.5	4.1x	1.5x	6,715
M&T Bank Corporation	MTB	19.4	4.0x	1.3x	5,972
Mastercard Incorporated	MA	351.5	73.3x	3.4x	15,301
PayPal Holdings, Inc.	PYPL	304.3	63.5x	4.7x	21,454
Popular, Inc.	BPOP	5.6	1.2x	0.5x	2,369
Regions Financial Corporation	RF	19.8	4.1x	1.4x	6,335
Santander Consumer USA Holdings Inc.	SC	7.7	1.6x	1.0x	4,706
SVB Financial Group	SIVB	26.2	5.5x	0.9x	3,996
Synchrony Financial	SYF	22.6	4.7x	2.5x	11,162

Proxy Peer Group Assessment and Changes for Fiscal Year 2021.  In November 2020, the compensation committee, with the assistance of Meridian, reviewed the companies comprising the proxy peer group. At that time, in preparation for determining executive compensation packages for fiscal year 2021, the compensation committee selected the same 15 proxy peer companies listed above, with the only change being the addition of Capital One Financial Corporation and the removal of Popular, Inc. for 2021.

Market Review.  Market data provides an important benchmark by indicating what an executive officer could expect to earn at a comparable company and what we might expect to pay if we should have to recruit and compete for outside executive talent. Market data, however, is only one factor that the compensation committee considers in assessing the reasonableness of compensation provided to our NEOs. The compensation committee also considers other relevant factors, including an NEO’s experience, breadth of knowledge, talent supply and demand that may be industry or application specific, cost constraints, internal compensation equity considerations, company performance, individual performance, expected future contributions, prior compensation and retention risk for each NEO.

A  L  L  I  A  N  C  E   D  A  T  A      30

Based on publicly available data in December 2019 when the compensation determinations for 2020 were made, our market capitalization was below the 25th percentile and our annual revenue was below the 50th percentile for this proxy peer group; our one-year total stockholder return was below the 25th percentile relative to the proxy peer group.

When conducting the market review, the compensation committee reviews each component of compensation in relation to certain percentiles of both the proxy peer group and the general industry group surveyed. Generally, the compensation committee targets at the 50th percentile each component of our NEOs total direct compensation (base salary plus target performance-based non-equity incentive compensation plus target long-term equity incentive compensation). However, the compensation committee may set any element of an NEO’s total direct compensation above or below the 50th percentile based on factors such as an NEO’s skill level, performance, seniority, workload, span of control, retention considerations and institutional knowledge. We believe compensation provided to our NEOs, vis-à-vis the proxy peer group and the general industry group companies surveyed, is appropriate given our performance record and the tenure of our executive officers. Actual performance above or below each of the established targets for our performance-based non-equity incentive compensation and long-term equity incentive compensation results in actual compensation that may be higher or lower than the target percentiles. See discussion for results of non-equity incentive compensation and long-term equity compensation under “Annual Performance-Based Non-Equity Incentive Compensation” on page 31 and “Long-Term Equity Incentive Compensation” on page 35.

ELEMENTS OF EXECUTIVE COMPENSATION:

The main elements of our executive compensation program are base salary, an annual performance-based non-equity incentive and a long-term equity incentive, the majority of which is performance-based.

Base Salary
While a meaningful portion of our NEOs and other executive officers’ compensation is contingent upon meeting specified performance targets, we pay our executive officers a base salary as fixed compensation for their time, efforts and commitments throughout the year. To aid in attracting and retaining qualified executive officers, the compensation committee seeks to keep base salary competitive by considering, among other factors, the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at our proxy peer group; the expertise of the individual; and the competitiveness in the market for the executive officer’s services.

Annual Performance-Based Non-Equity Incentive Compensation
The purpose of performance-based non-equity incentive compensation is to provide an incentive to our NEOs and other executive officers to contribute to our annual growth and profitability objectives and to retain such executive officers. The compensation committee focuses on matching rewards with results and encourages executive officers to make significant contributions toward our financial results by providing a basic reward for reaching threshold expectations, plus an upside for reaching our aspirational goals.

Overview.  At the beginning of 2020, consistent with its precedent approach, the compensation committee set performance targets for consolidated and segment revenue and EBT related to payout of our annual performance-based non-equity incentive compensation. With the onset of the global pandemic in the first quarter of 2020, these performance targets quickly became unattainable as every facet of our business from consumer lending to coalition and short-term loyalty programs were impacted by the sudden and complete global shutdown of travel and commercial activity. By contrast, efforts of executive officers and associates across the enterprise ramped up—responding immediately to shift 95% of the workforce to work-from-home while simultaneously implementing forbearance programs to meet the needs of consumer accountholders stressed by widespread furloughs and layoffs; expanding hours of customer care operations; working with customers to shift marketing and program timing; and adding reward options for collectors. As pandemic restrictions endured and supply chains were strained, efforts ensued to create targeted programs and strategies with our clients to drive both in-store and ecommerce sales. Quick adaptation to pandemic-related challenges resulted in successful achievement of significant sequential improvement in our financial results from the low point experienced in the second quarter of 2020 through the fourth quarter of 2020.

In addition, 2020 represented a year where Alliance Data planned to undertake significant change through strategic investments in innovation and additional capabilities to improve our competitive positioning and consumer accountholder experience. Those initiatives continued and through the perseverance of both the executive

A  L  L  I  A  N  C  E   D  A  T  A      31

management team and associates, were achieved, including launch of the Enhanced Digital Suite℠, the selection of Fiserv for a core processing platform and launch of the two-year transition process, the acquisition of Bread® and the offering of new Comenity-branded financial products such as the cash-back Comenity Card℠.

In light of the efforts of executive management and associates across the enterprise to respond to the unprecedented challenges presented by the pandemic, the compensation committee undertook a comprehensive review of market conditions following the completion of the 2020 annual meeting of stockholders and seating of the new board chair and chair of the compensation committee. Further, our new CEO introduced the balanced scorecard approach to annual incentive compensation utilized at peer financial industry companies. To achieve equitable compensation for the extensive effort by associates across the enterprise to respond to the COVID-19 business environment, the compensation committee, together with executive management and relevant business leaders, designed a set of five balanced scorecards to provide greater ownership across a range of metrics and clarity in a time of significant disruption. The five sets of balanced scorecards encompass a selection of both financial and non-financial metrics keyed to up to three categories, including stockholders, customers and associates, as appropriate, for each of the corporate, Card Services, banking, AIR MILES® and BrandLoyalty portions of the business. The inclusion of non-financial targets allows us to equally prioritize initiatives of significance in value-creation, for example, risk, control and regulatory matters, customer and client relationships and human capital management. Only two of these balanced scorecards apply to our NEOs as discussed below.

Based on the unique conditions experienced in 2020 and the continuing uncertainties in macroeconomic conditions and forecasts, in mid-August 2020, the compensation committee, in consultation with its external executive compensation consultant, took the unique step of establishing a new annual performance-based non-equity incentive compensation plan in the form of balanced scorecards, setting threshold and/or target goals at levels it considered appropriately rigorous. At the time of establishing these new plans, the compensation committee was aware that the performance-based long-term equity incentive compensation measured on EBT would be forfeited for failure to achieve the targets established in early 2020 that were identical to those originally established in the annual performance-based non-equity incentive compensation plan being replaced. As discussed above, the compensation committee does not believe that the targets set for each of these metrics promote unnecessary or excessive risk-taking that is reasonably likely to have a material adverse effect on Alliance Data.

Balanced Scorecards.  The tables below set forth the various metrics established for the corporate and Card Services balanced scorecards on which Messrs. King and Motes and Ms. McConnaughey were compensated. Messrs. Andretta and Horn and Ms. Greer are discussed in “Other Non-equity Incentive Plan Arrangements for 2020” below.

For each balanced scorecard performance metric, measurement was either pass/fail or based on threshold and target levels of achievement. Payout for the balanced scorecards provides for equal weighting of each metric within the scorecard categories of stockholder, customer and associate, as applicable, with the results for the categories weighted as shown in the tables. For those metrics that were not simply pass/fail, the compensation committee established threshold and target levels with the target equating to the 100% payout level and no payout exceeding 100% even in the case of significant overperformance. Threshold refers to the minimum acceptable level of performance and target is the desired level of performance. For performance that exceeds the threshold but does not meet the target, payout increases ratably until the target is reached. For each scorecard metric, payout is determined by assigning scores, either a 0, 0.75 or 1, assigned for performance, multiplied by the category weighting and added together for total payout percentage. Performance below the established threshold and ratings of “fail” received a score of 0; performance that met or exceeded the threshold, but did not meet the target, received a score along the range from 0.75 to 0.99; and performance that met or exceeded the target and ratings of “pass” received a score of 1. Establishing a maximum payout amount under our non-equity incentive plan deters excessive risk-taking, while having an equitable payout amount that can be earned at a defined performance threshold encourages goal attainment. No payout is made for performance below the minimum threshold.

A  L  L  I  A  N  C  E   D  A  T  A      32

2020 CORPORATE BALANCED SCORECARD

Metric		Achievement	Description
STOCKHOLDER	EBT (Consolidated)	80%	$394.5mm; positive result exceeded target by approximately 20%.
	Corporate Operating Expenses		Reduce corporate operating expenses, excluding strategic transaction costs, to $90 million.
	Corporate Liquidity		Maintain access to capital markets and availability of lending facilities to effectively operate the business in difficult macroeconomic conditions.
	Performance Against Lender Covenant Requirements		Manage corporate debt levels in line with financial covenant requirements in difficult macroeconomic conditions.
	Maintain ABS Funding		Manage funding requirements and maintenance of financial covenant thresholds for asset-backed securities (ABS) facilities.
ASSOCIATE	Associate Culture (Enterprise)	20%	Improve aggregate % favorable rating for 18 metrics measured in annual associate survey over 2019 regarding communication, recognition, career development, enablement, work/life balance and strategy.
	Turnover (Enterprise)		Improve proportion of associates electing to leave the company both voluntarily and involuntarily over 2019, with maximum threshold of 27%.
	Hiring Efficiency (Enterprise)		Improve proportion of open positions filled by internal hires over 2019, excluding certain volume hiring positions, with minimum threshold of 33%.
	Diversity, Equity & Inclusion (DE&I) (Enterprise)		Complete initial discovery phase and develop multi-stage plan for DE&I efforts while advancing existing initiatives.

2020 CARD SERVICES BALANCED SCORECARD

Metric		Achievement	Description
STOCKHOLDER	EBT (Card Services)	50%	$501.5mm; positive result exceeded target by approximately 20%.
	Revenue (Card Services)		$3,756.5mm; positive result exceeded threshold by approximately 5%.
	Fraud Loss Management		$140.8mm; reduction in fraud losses from 2019 of greater than 25%, exceeding target by approximately 15%.
Issue Identification and Remediation
Deficiencies identified through self-assessment, internal audit, regulatory review, accountholder complaints or otherwise to be a minimum 70% via self-assessment and 85% resolved within policy timelines.

	Net Charge-Offs		$1,083.3mm; lower result exceeded target by approximately 13%.
	Audit Performance		Number of internal audits resulting in a major or elevated finding, with threshold and target levels approximating 10% and 5%, respectively, annually.
	Operating Expense Ratio		9.3% result exceeded target of 9.4%.
CUSTOMER	SLA Achievement	35%	Meet or exceed certain customer care center response-time service levels at least 85% of the time.
	Complaint Management		Operate at or below 750 complaints per million active consumer credit accounts at least 85% of the time.
ASSOCIATE	Associate Culture (Card Services)	15%
For Card Services segment, improve aggregate % favorable rating for 18 metrics measured in annual associate survey over 2019 regarding communication, recognition, career development, enablement, work/life balance and strategy.

	Turnover (Card Services)		For Card Services segment, improve proportion of associates electing to leave the company both voluntarily and involuntarily over 2019, with maximum threshold of 27%.
	Hiring Efficiency (Card Services)		For Card Services segment, improve proportion of open positions filled by internal hires over 2019, excluding certain volume hiring positions, with minimum threshold of 33%.
	Diversity, Equity & Inclusion (DE&I) (Enterprise)		Complete initial discovery phase and develop multi-stage plan for DE&I efforts while advancing existing initiatives.

2020 Balanced Scorecard Results.  Metrics in the corporate balanced scorecard were met or exceeded in each case, resulting in 100% achievement as shown above. The corporate balanced scorecard applied to each of Messrs. King and Motes. Metrics in the Card Services balanced scorecard were met or exceeded in each case other than revenue, which fell between the established threshold and target, calculating to greater than 98% achievement to which the compensation committee applied its discretion to increase payout to 100% for this population based on its view that revenue was negatively impacted by certain regulatory changes to promotional interest plans as well as continuing macroeconomic factors affecting late fee revenue and waivers. The Card Services balanced scorecard applied to Ms. McConnaughey.

A  L  L  I  A  N  C  E   D  A  T  A      33

Other Non-equity Incentive Plan Arrangements for 2020.  For Mr. Andretta, who was appointed president and CEO effective February 3, 2020, annual non-equity incentive plan compensation for 2020 remains as set forth in his offer letter, with a target payout percentage at 150% of annualized base salary with 20% linked to strategic and operational objectives established by the board and 80% at the board’s discretion in early 2021. For Ms. Greer, who joined us in June 2020, annual non-equity incentive plan compensation for 2020 was guaranteed by her offer letter discussed in more detail below under the heading “Other Plans or Agreements Governing Executive Compensation – Offer Letter to Valerie E. Greer,” with a target payout percentage at 150% of annualized base salary. Mr. Horn, who in 2018 first announced his intention to retire from the company in 2019 and served as acting CEO beginning in November 2019 and through Mr. Andretta’s appointment, continues to serve as executive vice president and senior advisor with a focus on international operations, operating efficiencies and strategic initiatives. In 2020, the compensation committee provided a separate annual non-equity incentive plan for Mr. Horn with a payout of up to a maximum of 200% of his base salary at the compensation committee’s discretion in light of the fact that Mr. Horn received no long-term equity incentive compensation in 2019 or 2020.

The compensation committee approved payout of $1,300,000 in annual performance-based incentive compensation for Mr. Horn based on his contributions leading the LoyaltyOne® segment in re-positioning their programs to respond to the pandemic, including efforts to streamline current and future reward inventory sourcing at BrandLoyalty as well as adapting rewards available through the AIR MILES Reward Program to items focused on home fitness and entertainment in lieu of travel. Further, the compensation committee recognized Mr. Horn’s valuable contributions to strategic initiatives, including the acquisition of Bread.

For Mr. Andretta, the board of directors approved a 100% payout with respect to both of his annual performance-based non-equity incentive compensation plan components based on his performance guiding the company through continuing pandemic constraints while building the framework for future success through the addition and recognition of future leadership, protection of the balance sheet, maintenance of appropriate liquidity and capital ratios and expansion of capabilities and product offerings.

Performance Measurement and Awards Granted for Fiscal Year Ended 2020.  The compensation committee, and the board of directors with respect to the CEO, approves the performance goals and incentive levels for each of our NEOs and assigns a relative weighting to each performance measure under our non-equity incentive compensation plan. The following tables set forth the individual calculations for the non-equity incentive plan compensation payouts for the 2020 performance year. NEOs typically have a target payout amount that approximates a percentage of his or her annualized base salary. As described above, payout of annual performance-based non-equity incentive plan compensation for our NEOs is generally contingent upon meeting segment-specific and/or consolidated targets, which this year are linked to the applicable balanced scorecard. Target amounts for non-equity incentive plan compensation subject to the applicable balanced scorecard for each of Mr. King, Ms. McConnaughey and Mr. Motes are set at 100% of their respective base salaries.

The target non-equity incentive plan compensation for each of Ralph J. Andretta, Valerie E. Greer, Charles L. Horn, Timothy P. King, Tammy M. McConnaughey and Joseph L. Motes III is set forth in the first column of the following table. The actual non-equity incentive plan payout percentage, prior to the adjustments to such payouts discussed below, are set forth in the middle column of the following table.

	Target Non-Equity Incentive Plan Compensation	Weighted Payout	Achieved Non-Equity Incentive Plan Compensation
Ralph J. Andretta	$1,485,000	Not Applicable	$1,485,000
Valerie E. Greer	$900,000	Not Applicable	$900,000
Charles L. Horn	Not Applicable	Not Applicable	$1,300,000
Timothy P. King	$525,000	100%	$525,000
Tammy M. McConnaughey	$439,430	100%	$439,430
Joseph L. Motes III	$500,000	100%	$500,000

Discretionary Adjustments.  Our CEO may recommend to the compensation committee adjustments with respect to each payout of performance-based non-equity incentive compensation (other than with respect to CEO’s own payment amount). The compensation committee may adjust the payout of performance-based non-equity incentive compensation of the executive officers other than the CEO, and the board of directors may adjust the CEO's payout

A  L  L  I  A  N  C  E   D  A  T  A      34

of performance-based non-equity incentive compensation, as well as that of any other executive officer. In determining whether and to what extent any such discretionary adjustments will be made, the compensation committee or board of directors, as applicable, typically considers the value provided by the relevant executive officer, as demonstrated by the challenges addressed and particular expertise required of such executive officer during the fiscal year. For 2020, both the compensation committee and the board of directors, as applicable, made adjustments to the performance-based non-equity incentive compensation for certain of our current named executive officers. For each of Ms. McConnaughey and Mr. Motes, the compensation committee elected for certain discretionary increases of approximately 10-15% to their balanced scorecard payouts. For Ms. McConnaughey, the compensation committee recognized her results in the areas of fraud reduction and management of credit losses. For Mr. Motes, the compensation committee recognized his leadership, strategy and advisory roles during the executive transitions, particularly with regard to guidance for new executives in leadership roles in a public company, in addition to the assumption of new responsibilities as chief administrative officer. For Mr. Andretta, the board of directors elected for a 50% increase to his annual performance-based non-equity incentive compensation payout based on his performance discussed above in guiding the company through continuing pandemic constraints while building the framework for future success through the addition and recognition of future leadership, protection of the balance sheet, maintenance of appropriate liquidity and capital ratios and expansion of capabilities and product offerings.

Looking Forward: Fiscal Year 2021 Annual Non-Equity Incentive Compensation.  The compensation committee plans to continue the utilization of balanced scorecards in 2021, with all NEOs other than Mr. Horn, for whom the opportunity to earn up to a maximum of 200% of his base salary at the discretion of the compensation committee continues.

Long-Term Equity Incentive Compensation
We grant long-term equity incentive awards to encourage retention and foster a focus on long-term results, as well as to align the interests of our NEOs and other executive officers with those of our stockholders. In granting these awards, the compensation committee may establish such restrictions, performance measures and targets as it deems appropriate. Awards of long-term equity incentive compensation pay out only upon attainment of a threshold level of pre-determined performance targets, which for 2020 included EBT and a performance-based award with market conditions, rTSR, as well as continued employment of the executive officer.

In determining the size of long-term equity incentive awards, the compensation committee generally also considers, among other factors, the value of total direct compensation for comparable positions at our proxy peer group, company and individual performance against strategic plans, the number and value of long-term equity incentive awards previously granted, the allocation of overall equity awards attributed to our executive officers relative to all equity awards and the relative proportion of long-term incentives within the total direct compensation mix.

In 2020, we granted long-term equity incentive compensation to our senior management and executive officers, including our NEOs, pursuant to our 2015 Omnibus Incentive Plan and 2020 Omnibus Incentive Plan. As permitted by each plan, the board of directors has delegated its authority under the plan to the compensation committee, except for purposes of awards to the CEO.

Terms of Awards.  After taking into consideration the long-term incentive practices in the marketplace, we believe that an equity mix of performance-based restricted stock units and time-based restricted stock units provides a conservative and balanced approach. The portion granted in time-based restricted stock units is intended to provide not only some stability in our equity program and increase retention, but also to promote direct alignment with stockholders through our executives’ stock holdings. The portion granted in performance-based restricted stock units, whose vesting criteria are tied to selected components of our financial performance, is intended to focus and incentivize our executives to deliver exceptional performance. Performance-based restricted stock unit grants may be subject to both achievement of performance criteria as well as time-based restrictions to vest. For all grants, the recipient must be employed by us at the time of vesting to receive the stock.

The 45-day average fair market value of the company’s common stock as quoted on the NYSE as of the date of grant is utilized as the basis for determining the specific number of either time-based or performance-based restricted stock unit awards to be granted.

Awards Granted During 2020.  In 2020, consistent with the objective of placing a significant portion of the overall target compensation for our executive officers “at risk” as discussed above, our board of directors and compensation committee approved equity grants for Messrs. Andretta, King and Motes, which were awarded on February 18, 2020. For Mr. Andretta, who joined us in February 2020, performance-based restricted stock units were based on multiple

A  L  L  I  A  N  C  E   D  A  T  A      35

metrics over multiple timeframes, namely 35% subject to rTSR for 2020-2021, 10% subject to certain strategic objectives and 35% subject to the board’s discretion, consistent with the terms of his offer letter discussed in more detail below under the heading “Other Plans or Agreements Governing Executive Compensation – Offer Letter to Ralph J. Andretta. For Messrs. King and Motes, performance-based restricted stock units were based on multiple metrics over multiple timeframes, namely 45% subject to rTSR for 2020-2021, 25% subject to 2020 EBT and 10% subject to certain strategic objectives. Performance-based restricted stock units for Ms. McConnaughey were subject solely to 2020 EBT, consistent with all other performance-based restricted stock unit awards to equity-eligible Alliance Data associates. Ms. Greer joined Alliance Data in June 2020, and performance-based grants are only awarded in February. Establishing a maximum payout amount under our long-term equity incentive plan helps deter excessive risk-taking, while having a minimum payout amount that can be earned at a defined performance threshold encourages goal attainment. No payout is made for performance below the minimum threshold.

Performance-based and time-based equity grants for 2020 were made to our NEOs as follows:

Name	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units		Total Equity Value (on Grant Date)(1)
Ralph J. Andretta	27,308	28,199	(2)	$5,313,281
Valerie E. Greer	–	20,296	(3)	$888,559
Charles L. Horn(4)	–	–		$–
Timothy P. King	7,723	1,931		$876,484
Tammy M. McConnaughey	7,025	1,757		$882,592
Joseph L. Motes III	7,356	1,839		$834,801
(1)
Amounts in this column reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 718, which for 2020 represents the closing market price of our common stock of $100.50 per share on the grant date of February 18, 2020, the fair value of $78.92 for the rTSR awards and, for Ms. Greer’s awards, the closing market price of our common stock of $43.78 per share on the grant date of July 15, 2020.

(2)
In recognition of the earned compensation forfeited upon termination of Mr. Andretta’s prior employment and consistent with his offer letter, the board approved a make-whole award of time-based restricted stock units granted on February 18, 2020, where 6,165 time-based restricted stock units vest over three years, 33%/33%/34% on the first, second and third anniversary of the grant date, and 15,207 time-based restricted stock units vest over two years, 50% on each of the first and second anniversary of the grant date, provided he is employed by us at each vesting date.

(3)
Consistent with her offer letter, and in part to provide a make-whole for earned compensation forfeited upon termination of her prior employment, Ms. Greer received time-based restricted stock units vesting over three years, with 33% of the award vesting in July 2021, and the remaining 33% and 34% scheduled to vest in each of July 2022 and 2023, respectively, provided she is employed by us at each vesting date.

(4)
As previously disclosed, due to Mr. Horn’s stated intention to retire in 2019 and his continued service in an advisory role, the compensation committee did not award a long-term equity incentive compensation grant to Mr. Horn in 2020.

The time-based restricted stock units vest over three years, with 33% of the awards vesting in February 2021, and the remaining 33% and 34% scheduled to vest in each of February 2022 and 2023, respectively, provided the executive officer is employed by us at each vesting date. Each of the performance-based restricted stock unit equity awards is also subject to the executive officer’s employment with us at such vesting date.

A  L  L  I  A  N  C  E   D  A  T  A      36

2020 EBT: The performance-based restricted stock unit equity awards subject to a 2020 EBT performance metric vest over three years, provided that we meet pre-determined EBT goals for fiscal year 2020. To achieve 25% to 150% of the target award, the compensation committee set the 2020 EBT goal on a fixed scale between $1,045.5 million and $1,414.5 million. The 100% achievement threshold approximates a 66.6% growth over our 2019 EBT performance.

2020-2021 rTSR: The performance-based restricted stock unit equity awards subject to a 2020-2021 rTSR performance metric vest in February 2022, provided that we meet a pre-determined rTSR goal for fiscal years 2020 and 2021. To achieve 0% to 175% of the target award, the compensation committee set the 2020-2021 rTSR goal on a fixed scale measured against the companies within the S&P 500 as of January 1, 2020, calculated based on the average trading price of the company and S&P 500 companies over the 30 trading days preceding January 1, 2020 and the 30 days preceding January 1, 2022, where the rTSR meets or exceeds the 25th to the 100th percentile. Despite percentile achievement, where absolute TSR is a negative return, achievement will be capped at 100%.

2020 Strategic Objectives: The performance-based restricted stock unit equity awards subject to strategic and operational objectives performance metrics vest over three years, provided that the NEO develop, implement or execute strategic plans in some or all of the following areas, as applicable: fraud prevention, capital structure or liquidity management, human capital development and management, operational efficiency improvement, product enhancement or development, technology management and deployment and overall strategic positioning. Achieved payout is subject to the discretion of the compensation committee or board of directors, as appropriate.

Performance Measurement for Fiscal Year Ended 2020.  The compensation committee set the performance targets for consolidated EBT related to payout of our performance-based restricted stock units at the beginning of 2020 based on certain assumptions about our performance and subject to adjustment for certain defined factors. For 2020, our reported consolidated EBT was $394.5 million and thus, neither the threshold nor the target was met for these 2020 awards. As a result, the compensation committee determined the payout to be 0% for these 2020 performance-based restricted stock units. For the 30 trading days preceding January 1, 2019 and the 30 days preceding January 1, 2021, our S&P 500 TSR achievement measured below the 25th percentile, resulting in payout at 0% for these 2019-2020 performance-based restricted stock units. The payout for the 2020-2021 rTSR performance-based restricted stock units will be determined when the full measurement can occur, after December 31, 2021.

In determining the payout for the 2020 performance-based restricted stock units for which the metric was certain strategic objectives, the compensation committee, and the board of directors with respect to the CEO, assessed the performance of Messrs. Andretta, King and Motes in the development, implementation and execution of strategic plans within their span of control and in light of the particular challenges presented by macroeconomic conditions in 2020. The strategic objectives included increased fraud prevention, improvements in capital structure and liquidity, human capital development and management, projects to improve operational efficiency and reduce costs to serve, enhancement of product offerings, technology management and deployment and general strategic planning. For each NEO, the compensation committee or board of directors did not assign a specific weighting to any of the individual strategic goals, and instead performed a holistic review of each’s performance in the aggregate. For Mr. Motes, the compensation committee recognized his leadership, strategy and advisory roles during the executive transitions, with particular emphasis on diversity, equity and inclusion efforts and legal support for acquisition and outsourcing initiatives, in addition to the assumption of new responsibilities as chief administrative officer. For Mr. King, the compensation committee noted that Mr. King’s focus had primarily been implementation rather than on strategy or development. Following its assessment, the compensation committee applied its discretion to the payout for these 2020 performance-based restricted stock units for Messrs. Motes and King at 100% and 50%, respectively. For Mr. Andretta, the board of directors recognized his leadership and strategy that culminated in positive results in all of the designated areas, but in particular, for completion of those initiatives as the selection of Fiserv as the core processing platform for Card Services and the acquisition of Bread to add digital installment lending capabilities. In addition to performance related to the strategic objectives, the board of directors assessed Mr. Andretta’s performance based on the effectiveness of his leadership and determined that all performance objectives have been met despite unprecedented circumstances. For Mr. Andretta, the board of directors exercised its discretion with respect to the performance-based restricted stock units whose metrics were 2020 strategic objectives and 2020 discretionary performance resulting in a payout of each at 150%.

For additional information related to these payouts, please see the “Fiscal Year 2020 Grants of Plan-Based Awards” and “Fiscal Year 2020 Outstanding Equity Awards at Fiscal Year-End” tables on pages 44 and 46, respectively.

A  L  L  I  A  N  C  E   D  A  T  A      37

Looking Forward: Fiscal Year 2021 Long-Term Incentive Compensation.

For fiscal year 2021, the compensation committee, and the board of directors with respect to the CEO, adjusted our long-term incentive compensation plan for our executive officers to consist of 60% performance-based restricted stock units and 40% time-based restricted stock units. The performance-based restricted stock units are subject to an annual return on equity, or ROE, metric with threshold, target and maximum goals for each of 2021, 2022 and 2023 and then modified by an rTSR metric at the conclusion of the three-year period ended December 31, 2023. For the ROE metric, threshold, target and maximum goals from 50% to 150% achievement may be calculated on a scale interpolated between the fixed threshold, target and maximum goal amounts, with the average of such achievement adjusted +/- 20% by the rTSR modifier measurement, for a 30% to 170% payout. Following any such adjustment, restrictions will lapse with respect to 100% of the performance-based restricted stock unit awards in February 2024, provided that the executive is employed by us on such vesting date. The high proportion of performance-based awards reflects our pay-for-performance philosophy. The compensation committee believes the combined annual return on equity over three years and three-year rTSR goals for the performance shares can be characterized as challenging to achieve, but attainable with the application of significant skill and effort on the part of our executive officers. The macroeconomic impact of COVID-19 may continue to significantly impact 2021 financial results and measurement of performance-based non-equity incentive compensation and long-term incentive compensation, which the compensation committee and the board of directors will continue to monitor. The time-based awards encourage retention, and are linked to stockholder value and ownership, which are also important goals of our executive compensation program. The compensation committee plans to continue to review our compensation plans to support our current and long-term business strategy, to continue to align pay with stockholder interests and sustain good governance practices.

Perquisites
With limited exceptions, the compensation committee’s policy is to provide personal benefits and perquisites to our NEOs that are substantially similar to those offered to our other associates at or above the level of vice president. The personal benefits and perquisites that may be available to our NEOs in addition to those available to our other associates include the opportunity to elect and receive at no cost enhanced life insurance and an annual physical. For additional information about the perquisites given to our NEOs in 2020, see the “Fiscal Year 2020 All Other Compensation” table on page 43.

REASONABILITY OF COMPENSATION:

In determining appropriate compensation levels during the course of 2020, the compensation committee reviewed all forms of executive compensation, including base salary, performance-based non-equity incentive compensation, long-term equity incentive awards, ratios of vested to unvested equity previously granted to our executive officers, realizable amounts from equity previously granted to our executive officers, the company’s contributions to the Alliance Data Systems 401(k) and Retirement Savings Plan and Executive Deferred Compensation Plan and the value of any perquisites received for the 2020 performance year. The compensation committee, and the board of directors with respect to the CEO, have each determined that the total 2020 compensation paid to our executive officers was reasonable and not excessive based on: the challenges presented by the leadership transition; the significant effort and skill required to continue executing effectively for all of our stakeholders in the unprecedented macroeconomic conditions presented by the COVID-19 pandemic; the continuing evaluation, initiation and work to complete strategic initiatives, including further corporate integration and identification and implementation of operational efficiencies in 2020, specifically the divestiture of Precima®, the investment in new technology and capabilities with the launch of the Enhanced Digital Suite, the selection of Fiserv for a core processing platform and launch of the two-year transition process, the acquisition of Bread and the offering of new Comenity-branded financial products such as the cash-back

A  L  L  I  A  N  C  E   D  A  T  A      38

Comenity Card; and other applicable factors and known information, such as the market data provided by Meridian. For 2020, the compensation committee, with the assistance of Meridian, targeted the 50th percentile of both our proxy peer group and the general industry group surveyed for each of base salary, target total cash compensation (base salary plus target performance-based non-equity incentive compensation) and target total direct compensation (base salary plus target performance-based non-equity incentive compensation plus target long-term equity incentive compensation) for all NEOs, excluding exigent circumstances.

TAX CONSIDERATIONS:

Internal Revenue Code Section 162(m) generally limits the deductibility of compensation in excess of $1.0 million that is paid to a “covered employee” in any fiscal year. For these purposes, “covered employees” consist of our CEO, our CFO and the three other most highly compensated executive officers. An individual determined to be a covered employee for any year beginning after December 31, 2016, will continue to be a covered employee for all future years, regardless of changes in the individual’s compensation or position. The compensation committee considers the deductibility under Section 162(m) of compensation awarded to executives to the extent reasonably practical and consistent with our objectives, but the compensation committee may nonetheless approve compensation that does not fall within these requirements and may authorize compensation that results in non-deductible amounts above the limits if it determines that such compensation is in our best interests.

OTHER PLANS OR AGREEMENTS GOVERNING EXECUTIVE COMPENSATION:

Offer Letter to Ralph J. Andretta
Effective February 3, 2020, the board of directors appointed Ralph J. Andretta as president, chief executive officer and a member of the board. The board set Mr. Andretta’s annual base salary at $990,000, prorated from his start date for 2020. Mr. Andretta’s 2020 performance-based non-equity incentive plan target payout percentage was set at 150% of his annualized base salary, with performance measured 20% on strategic and operational objectives established by the board and 80% at the board’s discretion at measurement in early 2021. Mr. Andretta’s long-term equity incentive compensation was based on an award level of $3,712,500, with (i) 20% granted in time-based restricted stock units vesting 33%/33%/34% on the first, second and third anniversary of the grant date provided that Mr. Andretta remains employed by us on such dates and (ii) 80% granted in performance-based restricted stock units, of which 35% are subject to an rTSR performance metric, 10% are subject to certain strategic objectives and the remaining 35% are subject to the board’s discretion, and all of which, if earned, will vest over three years as described above. For Mr. Andretta’s total compensation, the compensation committee targeted the 50th percentile of CEOs of both our proxy peer group and the general industry group. Further, in recognition of the earned compensation forfeited upon termination of Mr. Andretta’s prior employment, the board approved a make-whole award in the aggregate amount of $5,954,850 distributed to Mr. Andretta as follows: a $1,860,000 cash payment in March 2020, a $972,677 cash payment in each of July 2020 and January 2021, a $620,000 grant of time-based restricted stock units vesting over three years as described above and a $1,529,496 grant of time-based restricted stock units vesting over two years, each made in February 2020.

Offer Letter to Valerie E. Greer
On June 29, 2020, Valerie E. Greer joined our Card Services segment as senior vice president and chief commercial officer. Ms. Greer’s annual base salary was set at $600,000, prorated from her start date for 2020. Ms. Greer’s non-equity incentive plan target payout percentage is 150% of her annualized base salary, with 2020 non-equity incentive plan compensation guaranteed at full payout. Pursuant to her offer letter, Ms. Greer’s 2020 long-term equity incentive compensation award reflected an amount of $600,000 granted in time-based restricted stock units vesting 33%/33%/34% on the first, second and third anniversary of the grant date provided that Ms. Greer remains employed by us on such dates. Further, in recognition of the earned compensation forfeited upon termination of Ms. Greer’s prior employment, Ms. Greer was offered a make-whole consisting of a $360,000 grant of time-based restricted stock units vesting over three years as described above and a $346,000 cash payment with half paid in December 2020 and the remainder to be paid in December 2021.

Change in Control - Impact on Outstanding Equity
Under our equity incentive plans, the compensation committee, as the plan administrator, may accelerate vesting of stock options and restricted stock or restricted stock units in the event of a change in control. Further, if a participant’s employment or other service is terminated by the company or other surviving entity without cause or the participant resigns for good reason within 12 months after a change in control, all restrictions on any awards held by the

A  L  L  I  A  N  C  E   D  A  T  A      39

participant will lapse and the awards will be immediately and fully vested. Further, stock options will be exercisable until the earlier of the end of the option term or the end of the one year period following such event.

Executive Deferred Compensation Plan
We maintain an Executive Deferred Compensation Plan, which permits our executive officers and certain other highly compensated associates to defer up to 50% of their base salary and incentive compensation (as defined in the Executive Deferred Compensation Plan) on a pre-tax basis. Deferrals under the Executive Deferred Compensation Plan are unfunded and subject to the claims of our creditors. Each participant in the Executive Deferred Compensation Plan is 100% vested in their account, and account balances accrue interest at a rate established and adjusted periodically by the compensation committee. For additional information relating to our NEOs’ participation in the Executive Deferred Compensation Plan, please see the “Fiscal Year 2020 Nonqualified Deferred Compensation” table on page 48.

Alliance Data Systems 401(k) and Retirement Savings Plan
The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under IRC Section 401(k). Eligible associates can participate in the 401(k) and Retirement Savings Plan immediately upon joining the company and after 180 days of employment begin receiving company matching contributions. The 401(k) and Retirement Savings Plan covers eligible U.S. associates of the company and all of its U.S. subsidiaries. The company matches dollar-for-dollar up to five percent of the associate’s eligible compensation. All company matching contributions are immediately vested.

Indemnification Agreements
We have entered into indemnification agreements with each of our NEOs so that they may serve the company without undue concern for their protection in connection with their services. These agreements provide that we indemnify such persons against certain liabilities that may arise by reason of their status or service as an officer, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy that we may choose to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted by Delaware law and are in addition to any other rights the indemnitee may have under our certificate of incorporation, bylaws and applicable law.

A  L  L  I  A  N  C  E   D  A  T  A      40

DIRECTOR AND EXECUTIVE
OFFICER COMPENSATION

The following tables and accompanying narratives set forth the compensation paid to our NEOs for the fiscal years ended December 31, 2020, 2019 and 2018:

SUMMARY COMPENSATION TABLE:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Ralph J. Andretta President and Chief Executive Officer	2020	913,846	4,547,834	5,313,281	–	1,485,000	–	40,027	12,299,988

Valerie E. Greer EVP and Chief Commercial Officer, Card Services	2020	309,231	346,000	888,559	–	900,000	–	7,175	2,450,965

Charles L. Horn EVP and Senior Advisor (Acting CEO from 1/1/20 until 2/3/2020)	2020	722,608	–	–	–	1,300,000	48,434	140,686	2,211,728
	2019	667,000	1,846,154	–	–	–	27,821	104,709	2,645,684
	2018	666,592	–	1,793,915	–	371,519	29,481	37,773	2,899,280
Timothy P. King EVP and Chief Financial Officer	2020	545,192	–	876,484	–	525,000	26,127	49,597	2,022,400
	2019	443,068	–	1,130,851	–	–	13,956	44,303	1,632,178

Tammy M. McConnaughey EVP, Operations & Credit Risk, Card Services	2020	452,886	60,570	882,592	–	439,430	32,846	46,635	1,914,959

Joseph L. Motes III EVP, Chief Administrative Officer, General Counsel and Secretary	2020	519,231	50,000	834,801	–	500,000	–	49,575	1,953,607
	2019	403,846	500,000	566,635	–	–	–	44,550	1,515,031

(1)
This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan. See “Fiscal Year 2020 Nonqualified Deferred Compensation” table on page 48 for additional information. In 2020, $10,904 was deferred by Mr. King and $22,644 was deferred by Ms. McConnaughey; in 2019, $22,153 was deferred by Mr. King.

(2)
Mr. Andretta’s amount represents a make-whole award included in his offer letter with $2,832,667 paid in 2020 and $972,667 paid in January 2021. Ms. Greer’s amount represents a make-whole award included in her offer letter. $173,000 was paid in 2020 and $173,000 will be paid in December 2021. Other than as discussed for Mr. Andretta and Ms. Greer, amounts in this column represent discretionary payments to executive officers in recognition of their efforts with respect to the continuing leadership transition; the significant effort and skill required to continue executing effectively for all of our stakeholders in the macroeconomic conditions presented by the COVID-19 pandemic; the continuing evaluation, initiation and work to complete strategic initiatives, including further corporate integration and identification and implementation of operational efficiencies in 2020, specifically the divestiture of Precima, the investment in new technology and capabilities with the launch of the Enhanced Digital Suite, the selection of Fiserv for a core processing platform and launch of the two-year transition process, the acquisition of Bread and the offering of new Comenity-branded financial products such as the cash-back Comenity Card, as approved by the compensation committee, and with regard to the CEO, by the board of directors.

(3)
Amounts in this column reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under ASC 718, which for 2020 represents the closing market price of our common stock of $100.50 per share on the grant date of February 18, 2020, the fair value of $78.92 for the rTSR awards and, for Ms. Greer’s awards, the closing market price of our common stock of $43.78 per share on the grant date of July 15, 2020. These amounts may not correspond to the actual value that will be realized by the NEOs. To see the value of awards made to the NEOs in 2020, see the Fiscal Year

A  L  L  I  A  N  C  E   D  A  T  A      41

2020 Grants of Plan Based Awards table on page 44. Awards included in the Stock Awards and Option Awards columns were granted pursuant to the 2015 Omnibus Incentive Plan, except Ms. Greer’s award that was granted pursuant to the 2020 Omnibus Incentive Plan in July 2020. Additional details are included on page 35 under the caption “Long-Term Equity Incentive Compensation.”

(4)
This column reflects the amounts paid to each NEO in February 2021, 2020 and 2019 representing amounts earned for 2020, 2019 and 2018 performance. For the 2020 performance year, these amounts are the actual amounts earned under the awards described in the Fiscal Year 2020 Grants of Plan-Based Awards table on page 44. These payout amounts were computed in accordance with pre-determined formulas for the calculation of performance-based non-equity incentive compensation under applicable balanced scorecards as well as the terms of certain other non-equity incentive plan arrangements and the applicable weightings set forth on page 34 in the Compensation Discussion and Analysis.

(5)
Amounts in this column consist entirely of above-market earnings on compensation deferred pursuant to the Executive Deferred Compensation Plan. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 9.0% annual interest rate credited by the company on account balances during 2020.

(6)	See the Fiscal Year 2020 All Other Compensation table on page 43 for further information regarding amounts included in this column.
A  L  L  I  A  N  C  E   D  A  T  A      42

FISCAL YEAR 2020 ALL OTHER COMPENSATION:

Name	Registrant Contributions to 401(k) or Other Retirement Savings Plans ($)	Registrant Contributions to Deferred Compensation Plans ($)	Life Insurance Premiums ($)	Medical and Dental Insurance Premiums ($)	Disability Insurance Premiums ($)	Other(1) ($)	Perquisites and Personal Benefits ($)
Ralph J. Andretta	–	–	45	14,255	1,035	–	24,692	(2)
Valerie E. Greer	923	–	22	5,712	518	–	–
Charles L. Horn	14,250	–	53	13,709	1,242	15,967	95,465	(3]
Timothy P. King	14,250	–	53	20,612	1,242	13,440	–
Tammy M. McConnaughey	14,250	–	53	17,105	1,242	13,985	–
Joseph L. Motes III	14,250	–	53	17,105	1,242	5,565	11,360	(4)

(1)	The amounts listed represent cash paid for dividend equivalent rights on restricted stock units that vested in 2020.
(2)	This amount represents $23,475 for relocation expenses, $414 of medical reimbursement, and $803 of commuter expenses.
(3)	This amount represents $22,422 in supplemental life insurance premiums and $73,043 in commuter expenses
(4)	This amount represents $7,836 in supplemental life insurance premiums and $3,524 for an executive physical.

A  L  L  I  A  N  C  E   D  A  T  A      43

FISCAL YEAR 2020 GRANTS OF PLAN-BASED AWARDS:

The following table provides information about equity and non-equity awards granted to the NEOs in 2020, including performance-based non-equity incentive compensation awards and restricted stock unit awards. Each award is shown separately for each NEO, with the corresponding vesting schedule for each equity award in the footnotes following this table.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value of Equity Awards Granted in 2020 ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Ralph J. Andretta	2/18/20								6,827	(3)			686,114
	2/18/20								6,165	(4)			619,583
	2/18/20								15,207	(5)			1,528,304
	2/18/20				–	12,288	(6)	21,504					969,769
	2/18/20				–	2,731	(7)	–					274,466
	2/18/20				–	12,289	(8)	–					1,235,045
		–	1,485,000	–
Valerie E. Greer	7/15/20								12,685	(9)			555,349
	7/15/20								7,611	(10)			333,210
		–	900,000	–
Charles L. Horn(11)		–	–	1,400,000
Timothy P. King	2/18/20								1,931	(12)			194,066
	2/18/20				–	2,414	(13)	3,621					242,607
	2/18/20				–	4,344	(14)	7,602					342,828
	2/18/20				–	965	(15)	–					96,983
		–	525,000	–
Tammy M. McConnaughey	2/18/20								1,757	(16)			176,579
	2/18/20				–	7,025	(17)	10,538					706,013
		–	439,430	–
Joseph L. Motes III	2/18/20								1,839	(18)			184,820
	2/18/20				–	2,299	(19)	3,449					231,050
	2/18/20				–	4,138	(20)	7,242					326,571
	2/18/20				–	919	(21)	–					92,360
		–	500,000	–

(1)
Actual payout amounts of these awards have already been determined and, if earned, were paid in February 2021, and included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 41.

(2)
Full grant date fair value of equity awards granted in 2020 is computed in accordance with ASC 718 and reflects the total amount of the award to be spread over the applicable vesting period. The amount recognized for financial reporting purposes under ASC 718 of the target awards granted is included in the Stock Awards and Option Awards columns of the Summary Compensation Table on page 41.

(3)
The award is for 6,827 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 2,252 units on 2/18/21 and will lapse on 2,253 units on 2/18/22 and on 2,322 units on 2/18/23.

(4)
The award is for 6,165 shares of common stock represented by time-based restricted stock units constituting a make-whole award included in Mr. Andretta’s offer letter. The restrictions lapsed on 2,034 units on 2/18/21 and will lapse on 2,034 units on 2/18/22 and on 2,097 units on 2/18/23.

(5)
The award is for 15,207 shares of common stock represented by time-based restricted stock units constituting a make-whole award included in Mr. Andretta’s offer letter. The restrictions lapsed on 7,603 units on 2/18/21 and will lapse on 7,604 units on 2/18/22.

(6)
The award is for 12,288 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2020-2021 at the time of vesting. Following any such adjustment, the restrictions will lapse on 100% of such shares on 2/18/22.

(7)
The award is for 2,731 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the strategic and operational objectives performance metrics for 2020 at the time of vesting. On 2/18/21, 150% of the original award of 2,731 performance-based restricted stock units granted on 2/18/20, or 4,097 units, were earned and the restrictions on 1,352 units lapsed. The restrictions will lapse on 1,352 units on 2/18/22 and on 1,393 units on 2/18/23.

(8)
The award is for 12,289 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the strategic and operational objectives performance metrics for 2020 at the time of vesting. On 2/18/21, 150% of the original award of 12,289 performance-based restricted stock units granted on 2/18/20, or 18,434 units, were earned and the restrictions on 6,083

A  L  L  I  A  N  C  E   D  A  T  A      44

units lapsed. The restrictions will lapse on 6,083 units on 2/18/22 and on 6,268 units on 2/18/23.
(9)
The award is for 12,685 shares of common stock represented by time-based restricted stock units. The restrictions will lapse on 4,186 units on 7/15/21, on 4,186 units on 7/15/22 and on 4,313 units on 7/15/23.

(10)
The award is for 7,611 shares of common stock represented by time-based restricted stock units constituting a make-whole award included in Ms. Greer’s offer letter. The restrictions will lapse on 2,511 units on 7/15/21, on 2,512 units on 7/15/22 and on 2,588 units on 7/15/23.

(11)
No equity awards were granted to Mr. Horn in 2020 due to his intention to retire from the company in 2019, as announced on July 26, 2018. However, at the request of the board of directors, Mr. Horn has continued his service as part of the company’s leadership transition. See “Reasonability of Compensation” on page 38.

(12)
The award is for 1,931 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 637 units on 2/18/21 and will lapse on 637 units on 2/18/22 and on 657 units on 2/18/23.

(13)
The award is for 2,414 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2020 at the time of vesting. On 2/18/21, the 2,414 performance-based restricted stock units granted on 2/18/20 were forfeited due to failure to meet the EBT performance metric for 2020.

(14)
The award is for 4,344 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2020-2021 at the time of vesting. Following any such adjustment, the restrictions will lapse on 100% of such shares on 2/18/22.

(15)
The award is for 965 shares of common stock represented by performance-based restricted stock units, which could be adjusted down based on the strategic and operational objectives performance metrics for 2020 at the time of vesting. On 2/18/21, 50% of the original award of 965 performance-based restricted stock units granted on 2/18/20, or 483 units, were earned and the restrictions on 159 units lapsed. The restrictions will lapse on 159 units on 2/18/22 and on 165 units on 2/18/23.

(16)
The award is for 1,757 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 579 units on 2/18/21 and will lapse on 580 units on 2/18/22 and on 598 units on 2/18/23.

(17)
The award is for 7,025 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2020 at the time of vesting. On 2/18/21, the 7,025 performance-based restricted stock units granted on 2/18/20 were forfeited due to failure to meet the EBT performance metric for 2020.

(18)
The award is for 1,839 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 606 units on 2/18/21 and will lapse on 607 units on 2/18/22 and on 626 units on 2/18/23.

(19)
The award is for 2,299 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the EBT performance metric for 2020 at the time of vesting. On 2/18/21, the 2,299 performance-based restricted stock units granted on 2/18/20 were forfeited due to failure to meet the EBT performance metric for 2020.

(20)
The award is for 4,138 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the rTSR performance metric for 2020-2021 at the time of vesting. Following any such adjustment, the restrictions will lapse on 100% of such shares on 2/18/22.

(21)
The award is for 919 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down based on the strategic and operational objectives performance metrics for 2020 at the time of vesting. On 2/18/21, 100% of the original award of 919 performance-based restricted stock units granted on 2/18/20 were earned and the restrictions on 303 units lapsed. The restrictions will lapse on 303 units on 2/18/22 and on 313 units on 2/18/23.

A  L  L  I  A  N  C  E   D  A  T  A      45

FISCAL YEAR 2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END:

The following table provides information on the holdings of restricted stock units by the NEOs. This table includes unvested restricted stock units. Each equity award is shown separately for each NEO, with the corresponding vesting schedule for each award in the footnotes following this table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ralph J. Andretta						28,199	(2)	2,089,546
									12,288	(3)	910,541
									2,731	(4)	202,367
									12,289	(5)	910,615
Valerie E. Greer						12,685	(6)	939,959
						7,611	(7)	563,975
Charles L. Horn						525	(8)	38,903
						795	(9)	58,910
Timothy P. King						4,126	(10)	305,737
						730	(11)	54,093
									2,414	(12)	178,877
									4,344	(13)	321,890
									965	(14)	71,507
Tammy M. McConnaughey						2,824	(15)	209,258
						807	(16)	59,799
									7,025	(17)	520,553
Joseph L. Motes III						2,490	(18)	184,509
						247	(19)	18,303
									1,457	(20)	107,964
									2,299	(21)	170,356
									4,138	(22)	306,626
									919	(23)	68,098

(1)
Market values of the restricted stock unit awards shown in this table are based on the closing market price of our common stock as of December 31, 2020, which was $74.10, and assumes the satisfaction of the applicable vesting conditions.

(2)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 11,889 units on 2/18/21; the restrictions are scheduled to lapse on 11,891 units on 2/18/22 and on 4,419 units on 2/18/23.

(3)
Stock units subject to performance-based restrictions, which could be adjusted up or down based on the rTSR performance metric for 2020-2021 at the time of vesting. Following any such adjustment, the restrictions will lapse on 100% of such shares on 2/18/22.

(4)
Stock units subject to performance-based restrictions. On 2/18/21, based on having met strategic and operational objectives performance metrics for 2020, 150% of the original award of 2,731 performance-based restricted stock units granted on 2/18/20, or 4,097 units, were earned and the restrictions on 1,352 units lapsed. The restrictions will lapse on 1,352 units on 2/18/22 and on 1,393 units on 2/18/23.

(5)
Stock units subject to performance-based restrictions. On 2/18/21, based on having met strategic and operational objectives performance metrics for 2020, 150% of the original award of 12,289 performance-based restricted stock units granted on 2/18/20, or 18,434 units, were earned and the restrictions on 6,083 units lapsed. The restrictions will lapse on 6,083 units on 2/18/22 and on 6,268 units on 2/18/23.

(6)	Stock units subject to time-based restrictions. The restrictions are scheduled to lapse on 4,186 units on 7/15/21, on 4,186 units on 7/15/22 and on 4,313 units on 7/15/23.
(7)	Stock units subject to time-based restrictions. The restrictions are scheduled to lapse on 2,511 units on 7/15/21, on 2,512 units on 7/15/22 and on 2,588 units on 7/15/23.
(8)	Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 525 units on 2/16/21.
(9)	Stock units subject to additional time-based restrictions. On 2/16/21, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 795 units.

A  L  L  I  A  N  C  E   D  A  T  A      46

(10)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 595 units on 2/16/21 and on 637 units on 2/18/21; the restrictions are scheduled to lapse on 608 units on 12/16/21, on 365 units on 2/15/22, on 637 units on 2/18/22, on 627 units on 12/16/22 and on 657 units on 2/18/23.

(11)	Stock units subject to additional time-based restrictions. On 2/16/21, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 730 units.
(12)
Stock units subject to performance-based restrictions. On 2/18/21, the 2,414 performance-based restricted stock units granted on 2/18/20 were forfeited due to failure to meet the EBT performance metric for 2020.

(13)
Stock units subject to performance-based restrictions, which could be adjusted up or down based on the rTSR performance metric for 2020-2021 at the time of vesting. Following any such adjustment, the restrictions will lapse on 100% of such shares on 2/18/22.

(14)
Stock units subject to performance-based restrictions. On 2/18/21, based on having met strategic and operational objectives performance metrics for 2020, 50% of the original award of 965 performance-based restricted stock units granted on 2/18/20, or 483 units, were earned and the restrictions on 159 units lapsed. The restrictions will lapse on 159 units on 2/18/22 and on 165 units on 2/18/23.

(15)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 661 units on 2/16/21 and on 579 units on 2/18/21; the restrictions are scheduled to lapse on 406 units on 2/15/22, on 580 units on 2/18/22 and on 598 units on 2/18/23.

(16)	Stock units subject to additional time-based restrictions. On 2/16/21, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 807 units.
(17)
Stock units subject to performance-based restrictions. On 2/18/21, the 7,025 performance-based restricted stock units granted on 2/18/20 were forfeited due to failure to meet the EBT performance metric for 2020.

(18)
Stock units subject to time-based restrictions. The restrictions subsequently lapsed on 403 units on 2/16/21 and on 606 units on 2/18/21; the restrictions are scheduled to lapse on 248 units on 2/15/22, on 607 units on 2/18/22, and on 626 units on 2/18/23.

(19)	Stock units subject to additional time-based restrictions. On 2/16/21, based on having met an EBT performance metric for 2018, the additional time-based restrictions subsequently lapsed on 247 units.
(20)
Stock units subject to performance-based restrictions. On 2/16/21, the 1,457 performance-based restricted stock units granted on 2/15/19 were forfeited due to failure to meet the rTSR performance metric for 2019-2020.

(21)
Stock units subject to performance-based restrictions. On 2/18/21, the 2,299 performance-based restricted stock units granted on 2/18/20 were forfeited due to failure to meet the EBT performance metric for 2020.

(22)
Stock units subject to performance-based restrictions, which could be adjusted up or down based on the rTSR performance metric for 2020-2021 at the time of vesting. Following any such adjustment, the restrictions will lapse on 100% of such shares on 2/18/22.

(23)
Stock units subject to performance-based restrictions. On 2/18/21, based on having met strategic and operational objectives performance metrics for 2020, 100% of the original award of 919 performance-based restricted stock units granted on 2/18/20 were earned and the restrictions on 303 units lapsed. The restrictions will lapse on 303 units on 2/18/22 and on 313 units on 2/18/23.

A  L  L  I  A  N  C  E   D  A  T  A      47

FISCAL YEAR 2020 OPTION EXERCISES AND STOCK VESTED:

The following table provides information on stock option exercises and restricted stock units vested during 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph J. Andretta	–	–	–	–
Valerie E. Greer	–	–	–	–
Charles L. Horn	–	–	2,578(1)	259,991
Timothy P. King	–	–	2,834(2)	268,171
Tammy M. McConnaughey	–	–	2,458(3)	247,889
Joseph L. Motes III	–	–	1,021(4)	102,968

(1)	Of the 2,578 shares acquired by Mr. Horn on vesting, 628 shares were withheld to pay withholding taxes.
(2)	Of the 2,834 shares acquired by Mr. King on vesting, 889 shares were withheld to pay withholding taxes.
(3)	Of the 2,458 shares acquired by Ms. McConnaughey on vesting, 813 shares were withheld to pay withholding taxes.
(4)	Of the 1,021 shares acquired by Mr. Motes on vesting, 275 shares were withheld to pay withholding taxes.

All values in this table reflect gross amounts before payment of any applicable withholding tax and broker commissions. For Stock Awards, the value realized on vesting is calculated by multiplying the number of shares vested by the average of the high and low prices of our common stock on the NYSE during the trading hours on the date of vesting.

FISCAL YEAR 2020 NONQUALIFIED DEFERRED COMPENSATION:

The table below provides information on the nonqualified deferred compensation of the NEOs in 2020, including contributions by each NEO and by the company and earnings on contributions credited during 2020:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ralph J. Andretta	–	–	–	–	–
Valerie E. Greer	–	–	–	–	–
Charles L. Horn	–	–	67,270	–	814,707
Timothy P. King	10,904	–	36,486	–	447,558
Tammy M. McConnaughey	22,644	–	46,033	–	569,349
Joseph L. Motes III	–	–	–	–	–

(1)	In 2020, the following amounts were deferred from salary: $10,904 by Mr. King and $22,644 by Ms. McConnaughey.
(2)
The amounts in this column include all interest accrued on contributions under the Executive Deferred Compensation Plan for U.S. executives. The above-market portion of such earnings, as defined by the SEC, is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 41.

A  L  L  I  A  N  C  E   D  A  T  A      48

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL:

The information below shows estimated payouts to our NEOs in the event of a termination of employment following a change in control, assuming such termination occurred as of December 31, 2020. In accordance with rules prescribed by the SEC, the amounts included with respect to equity awards have been calculated using the closing price of our common stock on December 31, 2020, which was $74.10. A change in control, however, did not occur on December 31, 2020 and our NEOs were not terminated on that date.

While the information below provides an estimate of the payments that may be made to NEOs, actual payments upon termination can only be determined at the time of such NEO’s actual termination. The information below includes only those benefits, if any, that are enhanced or increased as a result of the event of termination and do not include benefits that the NEO is entitled to receive regardless of the termination, including (1) any base salary earned but not yet paid; (2) amounts contributed to or accrued and earned under broad-based employee benefit plans or deferred compensation plans; and (3) basic continuation of medical, dental, life and disability benefits.

We do not have any employment, severance or other change in control agreements with continuing benefits with any of our NEOs.

Pursuant to our long-term equity grant agreements, in the event of a change in control, if the compensation committee fails to exercise its discretion to accelerate the award or fails to provide for the award’s assumption, substitution or other continuation, or in any event, if the executive is terminated within 12 months after a change in control, such awards would automatically vest, resulting in a payout of $4,113,069, $97,812, $932,104, $855,855, $1,503,934 and $789,610, respectively, to each of Messrs. Andretta, Horn, King and Motes and Mses. Greer and McConnaughey assuming such event occurred on December 31, 2020.

All unvested shares of restricted stock or restricted stock units granted to such NEO will be forfeited upon termination of employment for any reason other than where such NEO’s employment or other service is terminated by the company or other surviving entity without cause or the NEO resigns for good reason within 12 months after a change in control, in which case all restrictions on any awards held by such NEO will lapse and the awards will be immediately and fully vested. Notwithstanding the foregoing, the compensation committee may exercise its discretion to accelerate the vesting of any restricted stock units granted to the NEO upon that NEO’s termination of employment for any reason other than for cause, subject to any restrictions in the 2020 Omnibus Incentive Plan and 2015 Omnibus Incentive Plan under which such restricted stock units were granted.

A  L  L  I  A  N  C  E   D  A  T  A      49

EQUITY COMPENSATION PLAN INFORMATION – OUTSTANDING GRANTS AND SECURITIES AVAILABLE FOR FUTURE ISSUANCE:

As of December 31, 2020, as a result of grants made under all of our equity plans, there were outstanding 333,814 unvested time-based restricted stock units, 221,226 unvested performance-based restricted stock units, and 22,227 unvested performance-based restricted stock units subject to an rTSR market condition. The following table provides information as of December 31, 2020 with respect to shares of our common stock that were issued under prior plans that have since expired and are still outstanding and shares of our common stock that may be issued under the 2020 Omnibus Incentive Plan or the 2015 Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	577,267	(1)	$	N/A	3,234,683	(2)
Equity compensation plans not approved by security holders	None			N/A	None
Total	577,267		$	N/A	3,234,683

(1)
Includes 232,001 restricted stock units granted and currently outstanding but not expected to vest primarily as a result of the company not meeting the respective performance-based or market-based metrics.

(2)	Includes 927,215 shares available for future issuance under 2015 Employee Stock Purchase Plan.

Following certain significant corporate events, unusual and non-recurring corporate events or changes in applicable laws, regulations or accounting principles, the compensation committee has the authority, subject to certain restrictions set forth in the respective plan documents, under each of the 2020 Omnibus Incentive Plan, 2015 Omnibus Incentive Plan and 2010 Omnibus Incentive Plan to waive performance conditions relating to an award and to make adjustments to any award that the compensation committee feels are appropriate. Further, the compensation committee may reduce payout amounts under performance-based awards if, in the discretion of the compensation committee, such a reduction is appropriate. The compensation committee may not, however, increase the payout amount for any such performance-based award. In addition, these plans do not permit stock options to be “repriced” at a lower exercise price, or otherwise modified or amended in such a manner that would constitute a “repricing.”

A  L  L  I  A  N  C  E   D  A  T  A      50

DIRECTOR COMPENSATION:

The compensation committee annually reviews and approves the form and amount of board compensation for non-employee directors. Members of our board of directors who are also officers or associates of our company, currently only Mr. Andretta, do not receive compensation for their services as a director. The compensation committee considers the comprehensive market data collected and analyzed by Meridian as a benchmark for competitive pay. Meridian utilized the same peer group as was used to evaluate executive compensation. In considering and determining director compensation, the compensation committee reviews each element of director compensation. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation typically includes an annual cash retainer, cash meeting fees and annual equity awards consisting of restricted stock units. The annual retainers and equity awards, if any, are paid at the beginning of the director’s service year, and prior year meeting fees are paid at the end of the service year.

Annual Retainers and Meeting Fees.  For the 2020-2021 service term of the board of directors, which began in June 2020 and ends in May 2021, non-employee directors receive an annual cash retainer of $75,000. The board chair receives an additional cash retainer of $150,000; the audit committee chair receives an additional cash retainer of $25,000, while each other audit committee member receives an additional cash retainer of $5,000; the risk committee chair receives an additional cash retainer of $25,000; and each of the compensation committee chair and the nominating & corporate governance committee chair receives an additional cash retainer of $20,000. Non-employee directors also receive meeting fees on a per meeting basis as follows: $1,500 per board of directors meeting, $1,000 per committee meeting for non-chair committee members, and $1,500 per committee meeting for committee chairs. Each of these retainers and meeting fees are paid at the election of the director as either cash or partially or entirely in equity.

Annual Equity Award.  For the 2020-2021 service term of the board of directors, which began in June 2020 and ends in May 2021, non-employee directors received an annual equity award of $140,000. Time-based restrictions on the restricted stock units granted to non-employee directors will lapse on the earlier of (1) June 21, 2030 or (2) termination of the director’s service on our board of directors, but in any case no earlier than June 21, 2021. In addition to our stock ownership guidelines for our directors and executive officers, we have also built stock ownership restrictions into the grants of equity made to the non-employee directors since 2008, with each grant of restricted stock units containing restrictions that lapse on the earlier of 10 years from the date of grant or termination of the director’s service on our board of directors. For additional information on our stock ownership guidelines, see “Director Stock Ownership Guidelines” on page 52.

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2020. Messrs. Anderson, Jensen and Minicucci did not stand for election at our 2020 Annual Meeting of Stockholders in June 2020. Messrs. Gerspach and Natarajan were elected to our board of directors on June 9, 2020.

Name(1)	Fees Earned or Paid in Cash(2) ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bruce K. Anderson	52,722	(3)	–	–	–	–	–	52,722
Roger H. Ballou(4)	286,000		140,114	–	–	28,629	–	454,743
John C. Gerspach, Jr.(5)	–		244,205	–	–	–	–	244,205
Kenneth R. Jensen	43,229	(6)	–	–	–	–	–	43,229
Robert A. Minicucci	64,812	(7)	–	–	–	–	–	64,812
Rajesh Natarajan(8)	78,500		140,114	–	–	–	–	218,614
Timothy J. Theriault(9)	147,500		140,114	–	–	–	–	287,614
Laurie A. Tucker(10)	64,250		204,436	–	–	–	–	268,686
Sharen J. Turney(11)	134,000		140,114	–	–	–	–	274,114

(1)
Ralph J. Andretta is not included in this table because he was an executive officer of the company during 2020 and thus received no compensation for his service as a director. The compensation received by Mr. Andretta as an executive officer of the company is shown in the Summary Compensation Table on page 41.

A  L  L  I  A  N  C  E   D  A  T  A      51

(2)
This column includes the following amounts deferred pursuant to the Non-Employee Director Deferred Compensation Plan:  $143,000 by Mr. Ballou. See footnotes (5) and (10) for elections to receive amounts in the form of equity in lieu of cash with standard vesting restrictions.

(3)	This amount includes $13,722 in cash paid for dividend equivalent rights on restricted stock that vested in 2020.
(4)	As of December 31, 2020, Mr. Ballou held 10,611 restricted stock units.
(5)
As of December 31, 2020, Mr. Gerspach held 5,152 restricted stock units. Mr. Gerspach elected to receive 100% of his meeting fees for meetings held during 2020 as well as 100% of his annual cash retainer and committee retainer for the 2020-2021 service term in the form of equity in lieu of cash with standard vesting restrictions.

(6)	This amount includes $8,729 in cash paid for dividend equivalent rights on restricted stock that vested in 2020.
(7)	This amount includes $25,312 in cash paid for dividend equivalent rights on restricted stock that vested in 2020.
(8)	As of December 31, 2020, Mr. Natarajan held 2,956 restricted stock units.
(9)	As of December 31, 2020, Mr. Theriault held 5,581 restricted stock units.
(10)
As of December 31, 2020, Ms. Tucker held 9,252 restricted stock units. Ms. Tucker elected to receive 50% of her meeting fees for meetings held during 2019 and 2020 as well as 50% of her annual cash retainer and committee retainer for the 2020-2021 service term in the form of equity in lieu of cash with standard vesting restrictions.

(11)	As of December 31, 2020, Ms. Turney held 3,915 restricted stock units.

The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount, without any reduction for risk of forfeiture, of the estimate of the aggregate compensation cost to be recognized over the service period as of the grant date under ASC 718, which represents the closing market price of our common stock of $47.40 per share on the grant date of June 22, 2020 for awards granted to non-employee directors. Awards granted in 2020 and included in the Stock Awards column were granted pursuant to the 2015 Omnibus Incentive Plan.

Director Stock Ownership Guidelines.  Our stock ownership guidelines require our directors to maintain an investment position in our common stock equal to five times his or her annual retainer. Until compliance is achieved, directors must hold at least 50% of net shares acquired at vesting and are restricted from selling below the compliance threshold thereafter. In addition to our stock ownership guidelines, each grant of restricted stock units to our non-employee directors contains restrictions that lapse on the earlier of 10 years from the date of grant or upon termination of the director’s service on our board of directors. Given these restrictive terms, our stock ownership guidelines permit these restricted stock units to be included when calculating the investment position for non-employee directors. As of March 31, 2021, all current non-employee directors have holdings that meet or exceed the guidelines, except for Mr. Natarajan, who joined the board in 2020.

Non-Employee Director Deferred Compensation Plan.  We offer our non-employee directors the option to defer up to 50% of their cash compensation under our Non-Employee Director Deferred Compensation Plan. Any non-employee director is eligible to participate in the Non-Employee Director Deferred Compensation Plan. To be eligible to make contributions, a director must complete and file an enrollment form prior to the beginning of the calendar year in which the director performs the services for which the election is to be effective. Mr. Ballou elected to make such a deferral in 2020. Participants in the Non-Employee Director Deferred Compensation Plan are always 100% vested in their contributions and related earnings. The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are comprised entirely of above-market earnings on compensation deferred pursuant to the Non-Employee Director Deferred Compensation Plan, as described below. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 9.0% annual interest rate credited by the company on contributions during 2020. This interest rate may be adjusted periodically by the compensation committee that oversees both the Non-Employee Director Deferred Compensation Plan and the Executive Deferred Compensation Plan.

Indemnification Agreement.  We have also entered into an indemnification agreement with each of our directors. These indemnification agreements contain substantially the same terms as described above with respect to our executive officers.

CEO PAY RATIO:

In determining compensation for executive officers and non-executive associates, we consider many relevant factors, including responsibility, skills, experience, and market data. Similar to our use of a compensation consultant for NEOs discussed on page 29, we conduct an extensive analysis of market pay based on the responsibilities and necessary skills for each position at the company. We seek to compensate all associates on a competitive basis and target mid-market compensation rates for all positions in all geographic locations.

Our CEO to “median employee” pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u)

A  L  L  I  A  N  C  E   D  A  T  A      52

of Regulation S-K. As there has been no change to our employee population or our employee compensation arrangements that we believe would significantly impact the disclosure, we have calculated the ratio using the total compensation of the same median employee identified during 2019. We identified this median employee by examining the annual total cash compensation for all individuals, excluding our CEO, who were employed by us on October 1, 2019. We believe the use of annual total cash compensation for all associates is a consistently applied compensation measure because we do not widely distribute annual equity incentive awards to associates. During 2019, only 7% of our approximately 8,500 associates at that time received equity incentive awards. Our calculation of annual total cash compensation included base salary or earnings, bonus and commissions. We included all company associates (excluding the CEO), whether employed on a full-time, part-time, temporary or seasonal basis, and we annualized the compensation for those associates who were not employed for the full year of 2019. No exclusions or exemptions were utilized. We applied a foreign currency to U.S. dollar exchange rate as of the last business day, December 31, 2019, to the compensation elements paid in any foreign currency.

After identifying the median employee based on total cash compensation, we calculated annual total compensation for such associate using the same methodology we use for our NEOs as set forth in the Summary Compensation Table of this proxy statement. The annual total compensation for fiscal year 2020 for our CEO was $12,299,988 and for our median employee was $64,869. The resulting ratio of the compensation for our CEO to the compensation for our median employee in 2020 is approximately 190:1. Excluding $6,346,767 in make-whole amounts provided to Mr. Andretta in 2020 pursuant to his offer letter that represent compensation forfeited upon resignation of his prior employment, which the board of directors approved as a one-time amount to attract Mr. Andretta to lead the company, the resulting ratio of the compensation for our CEO to the compensation for our median employee in 2020 would have been approximately 98:1.

A  L  L  I  A  N  C  E   D  A  T  A      53

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2021 (or such other date as set forth below): (1) by each director and nominee for director; (2) by each of our NEOs; (3) by all of our current directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner. The shares owned by our directors and NEOs are subject to the terms of the individual’s customary brokerage account agreements.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(1)
Ralph J. Andretta	10,558	*
Roger H. Ballou(2)	8,888	*
John C. Gerspach, Jr. (3)	11,000	*
Valerie E. Greer	–	*
Charles L. Horn	6,300	*
Karin J. Kimbrough	–	*
Timothy P. King(4)	4,693	*
Tammy M. McConnaughey	14,951	*
Joseph L. Motes III	5,604	*
Rajesh Natarajan	–	*
Timothy J. Theriault	1,500	*
Laurie A. Tucker	4,000	*
Sharen J. Turney	1,725	*
All current directors and executive officers as a group (15 individuals)(5)	95,835	*
BlackRock, Inc.(6)	4,176,624	8.4%
55 East 52nd Street New York, New York 10055
The Vanguard Group, Inc.(7)	4,179,197	8.4%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the SEC's rules. In computing percentage ownership of each person, restricted stock units that may vest into shares of common stock within 60 days of March 31, 2021, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 49,723,307 shares of common stock outstanding as of March 31, 2021, which includes 572 shares of our common stock that are treated as outstanding for purposes of calculating our shares outstanding but have not been issued to former Conversant, Inc. stockholders as of March 31, 2021.

(2)	Includes 3,500 shares held by the Roger H. Ballou 2020 Grantor Retained Annuity Trust, for which Mr. Ballou possesses voting and investment power.
(3)	Includes 6,000 shares held by the Gerspach 2020 GST Exempt Trust.
(4)	Includes 2,701 shares held by Mr. King in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan.
(5)
Includes 3,500 shares held by the Roger H. Ballou 2020 Grantor Retained Annuity Trust, for which Mr. Ballou possesses voting and investment power; and 6,000 shares held by the Gerspach 2020 GST Exempt Trust. Mses. Greer, Kimbrough, McConnaughey, Santillan, Tucker and Turney, and Messrs. Andretta, Ballou, Chesnut, Gerspach, Horn, King, Motes, Natarajan and Theriault comprise the 15 individuals.

(6)
Based on a Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. beneficially owns 4,176,624 shares of common stock, over which it has sole voting power with respect to 4,011,769 of such shares and sole dispositive power with respect to all of such shares, through its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG,

A  L  L  I  A  N  C  E   D  A  T  A      54

BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, Blackrock Investment Management, LLC and BlackRock Life Limited.

(7)
Based on a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group, Inc. beneficially owns 4,179,197 shares of common stock over which it has sole dispositive power with respect to 4,108,007 of such shares; shared voting power with respect to 31,836 of such shares; and shared dispositive power with respect to 71,190 of such shares, in part through its subsidiaries Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited.

A  L  L  I  A  N  C  E   D  A  T  A      55

02 /
PROPOSAL TWO:
advisory vote on executive compensation

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, we are asking that our stockholders approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion related thereto. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the relevant philosophy, policies and practices used in determining such compensation.

Our executive compensation program is structured at competitive levels and is designed to reward executive officers when the company achieves above industry-average performance. Our program is also structured to significantly reduce rewards for performance below expectations. In certain instances, additional compensation considerations may be essential to enable the compensation committee to attract and retain the right leaders to guide and execute strategic initiatives in critical periods or challenging business environments. Payouts of components of both our non-equity incentive plan compensation and long-term equity incentive plan compensation are subject to meeting or exceeding performance-based metrics set for each fiscal year. We encourage stockholders to read the “Compensation Discussion and Analysis” in this proxy statement, which describes the details of our executive compensation program and the decisions made by the compensation committee relating to our NEO’s 2020 compensation.

2020 continued to be a transitional year for Alliance Data, with new executive leadership in addition to the impact of the COVID-19 pandemic across the entirety of our operations. In 2020, executive management effectively executed for all of our stakeholders, including our associates, card members, collectors, customers and clients, overcoming challenging macroeconomic conditions and the rapid shift to remote working environments. Extensive efforts were made to create targeted programs and strategies with our clients to drive both ecommerce and, where permitted, in-store sales. Balancing the need for current agility with positioning future performance, our executive officers concurrently took actions to further reduce our cost structure and strengthen our credit risk profile. Quick adaptation to pandemic-related challenges resulted in successful achievement of significant sequential improvement in our results from the beginning of the pandemic reflected in the second quarter of 2020 to those achieved in the fourth quarter of 2020. In addition, we demonstrated resilience by fulfilling plans for strategic investments in innovation and additional capabilities to improve our competitive positioning and card member experience in spite of macroeconomic headwinds. These included the divestiture of Precima, the investment in new technology and capabilities with the launch of the Enhanced Digital Suite, the selection of Fiserv for a core processing platform and launch of the two-year transition process, the acquisition of Bread and the offering of new Comenity-branded financial products such as the cash-back Comenity Card.

For 2020, both the compensation committee and the board of directors, as applicable, made adjustments to the performance-based non-equity incentive compensation for certain of our current named executive officers to reflect the challenges presented by the continuing leadership transition, the significant effort and skill required to complete the strategic initiatives and implementation of further operational efficiencies in 2020, all during an unprecedented macroeconomic environment.

For the reasons set forth directly above, we are asking our stockholders to approve the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

A  L  L  I  A  N  C  E   D  A  T  A      56

This vote is advisory, and therefore not binding on the company, the board of directors or the compensation committee. However, both the board of directors and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions regarding NEOs.

The board of directors recommends that stockholders vote FOR the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules and regulations of the SEC.

A  L  L  I  A  N  C  E   D  A  T  A      57

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of the company’s financial statements; (2) the company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the company’s internal audit department. The audit committee appoints, compensates, and oversees the work of the independent registered public accounting firm. The audit committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent registered public accounting firm, considers the range of audit and non‑audit fees, and reviews the adequacy of the company’s financial reporting process. The audit committee met with the independent registered public accounting firm without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the independent registered public accounting firm to help ensure the independence of the independent registered public accounting firm. The board of directors has adopted a written charter for the audit committee, posted at http://www.alliancedata.com.

The audit committee obtained from the independent registered public accounting firm, Deloitte & Touche LLP, a formal written statement describing all relationships between the company and the independent registered public accounting firm that might bear on the firm’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board (United States), and has discussed with the independent registered public accounting firm the firm’s independence. Based on the foregoing, the audit committee has satisfied itself that the non‑audit services provided by the independent registered public accounting firm are compatible with maintaining the firm’s independence. The audit committee reviewed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees.” The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years. The audit committee also discussed with management, internal audit, and the independent registered public accounting firm the quality and adequacy of the company’s disclosure controls and procedures. In addition, the audit committee reviewed with internal audit the risk-based audit plan, responsibilities, budget, and staffing.

The audit committee reviewed and discussed with management, internal audit and the independent registered public accounting firm the company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee discussed the classification of deficiencies under standards established by the Public Company Accounting Oversight Board (United States). Management determined and the independent registered public accounting firm concluded that no identified deficiency, nor the aggregation of same, rose to the level of a material weakness based on the independent registered public accounting firm’s judgment.

The audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 31, 2020. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent registered public accounting firm has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on the review and discussions with management and the independent registered public accounting firm as described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2020, as filed with the SEC.

This report has been furnished by the current members of the audit committee.

Roger H. Ballou
John C. Gerspach, Jr., Chair
Timothy J. Theriault

A  L  L  I  A  N  C  E   D  A  T  A      58

03 /
PROPOSAL THREE:
ratification of the
selection of the independent
registered public accounting firm

In accordance with its charter, the audit committee is directly responsible for the appointment, compensation (including the negotiation of audit fees), retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The audit committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for Alliance Data in 2021. Deloitte & Touche LLP has served as our independent registered public accounting firm continuously since 1998.

Before reappointing Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2021, the audit committee carefully considered Deloitte & Touche LLP’s qualifications. This included a review of Deloitte & Touche LLP’s performance in prior years, its knowledge of the company and its operations as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters required to be considered under rules of the SEC with respect to the independence of the independent registered public accounting firm, including the nature and extent of non-audit services. The audit committee pre-approved all audit and permissible non-audit services fees for 2019 and 2020. Non-audit services that have received pre-approval include tax preparation, tax consultation and advice and assistance with our securitization program. The audit committee has considered whether the provision of these services is compatible with maintaining the registered public accounting firm’s independence and believes the payment of these fees would not prohibit Deloitte & Touche LLP from maintaining its independence. In accordance with SEC rules, the lead partner overseeing the company’s engagement rotates every five years, and the audit committee and its chair are directly involved in Alliance Data’s selection of the lead engagement partner.

The audit committee believes that, if handled properly, there are numerous benefits of a long-tenured independent registered public accounting firm relationship, including:

•	higher audit quality due to Deloitte & Touche LLP’s deep understanding of our business and accounting policies and practices;
•	efficient fee structures due to Deloitte & Touche LLP’s industry expertise and familiarity with us; and
•	avoidance of significant costs and disruptions (including board and management time and distractions) that would be associated with retaining a new independent registered public accounting firm.

Nonetheless, the audit committee is also aware that a long-tenured independent registered public accounting firm may be believed by some to pose an independence risk. To address these concerns, there are robust safeguards for independence, including:

•	a strong regulatory framework for independence, including limitations on non-audit services and mandatory audit partner rotation requirements for our independent registered public accounting firm;
•	conducting regular private meetings separately with each of Deloitte & Touche LLP and our management at the end of each regularly scheduled audit committee meeting, as appropriate;
•	oversight of Deloitte & Touche LLP that includes regular communication on and evaluation of the quality of the audit and independence of the independent registered public accounting firm;
•	Deloitte & Touche LLP’s own internal independence processes and compliance reviews;
•	annual assessment of Deloitte & Touche LLP’s qualifications, service quality, sufficiency of resources, quality

A  L  L  I  A  N  C  E   D  A  T  A      59

of communications, independence, working relationship with our management, objectivity, and professional skepticism;
•
interviewing and approving the selection of Deloitte & Touche LLP’s new lead engagement partner with each rotation, with a new lead engagement partner possessing significant financial institution expertise beginning in 2021; and

•	considering periodically whether to conduct a search or request for proposal process for a new independent registered public accounting firm.

During fiscal year 2020, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Fees and Services” below. A representative of Deloitte & Touche LLP is expected to be present at the 2021 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

In connection with the audit of the 2020 financial statements, we entered into an engagement letter with Deloitte & Touche LLP that set forth the terms by which Deloitte & Touche LLP performed audit services for us. That engagement letter is subject to a limitation on our right to assign or transfer a claim without the prior written consent of Deloitte & Touche LLP. The audit committee does not believe that such provision limits the ability of stockholders to seek redress from Deloitte & Touche LLP.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the audit committee may retain Deloitte & Touche LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

FEES AND SERVICES:

The billed fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2019 and 2020 were as follows:

	2019	2020
Audit Fees(1)	$7,198,013	$5,501,500
Audit-Related Fees(2)	435,520	336,314
Tax Fees(3)	478,404	318,609
All Other Fees(4)	61,227	61,227
Total Fees	$8,173,164	$6,217,650
(1)
Consists of fees for the audits of our financial statements for the years ended December 31, 2019 and 2020, reviews of our interim quarterly financial statements, and evaluation of our compliance with Section 404 of the Sarbanes-Oxley Act.

(2)
Consists of fees for accounting consultations, credit card receivables master trust securitizations, review and support for securities issuances as well as due diligence services related to potential business acquisitions/dispositions.

(3)	Consists of fees for tax consultation and advice and tax return preparation.
(4)	Consists of all other non-audit related fees, including annual subscription licenses.

If a quorum is present and a majority of the shares represented, at the meeting or by proxy, and entitled to vote are in favor of Proposal Three, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021 will be ratified. Votes marked “For” Proposal Three will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

The board of directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2021.

A  L  L  I  A  N  C  E   D  A  T  A      60

ADDITIONAL INFORMATION

Our board of directors is soliciting your proxy to vote at the 2021 annual meeting of stockholders to be held on May 27, 2021 at 9:00 a.m. Central Time and any adjournments or postponements of that meeting. The meeting will be held in a virtual format only via webcast at www.meetingcenter.io/282153830 to provide a safe and accessible experience for our stockholders, associates and directors.

QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS:

What is the purpose of holding this meeting?
We are holding the 2021 annual meeting of stockholders to:
•	elect eight directors,
•	hold an advisory vote on executive compensation, and
•	ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

The director nominees, seven of whom are currently serving as our directors, have been recommended by our nominating & corporate governance committee to serve on our board of directors; and our board of directors has nominated the eight nominees and recommends that our stockholders elect them as directors. The board of directors also recommends that our stockholders (1) approve, on an advisory basis, the compensation of our NEOs and (2) ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

Why did I receive these materials?
All of our stockholders as of the close of business on March 31, 2021, the record date, are entitled to vote at our 2021 annual meeting. We are required by law to distribute the Notice of Internet Availability of Proxy Materials or a full set of proxy materials to all of our stockholders as of the record date. Our only voting securities are shares of our common stock, of which there were 49,722,735 shares outstanding as of March 31, 2021. We will have a list of registered stockholders available for inspection by stockholders for any legally valid purpose related to the annual meeting during the virtual annual meeting at www.meetingcenter.io/282153830. To view the list for such purposes during the 10 days prior to the meeting, please contact the Corporate Secretary, Joseph L. Motes III, at GeneralCounsel@alliancedata.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
Pursuant to SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials or proxy card contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

We are providing those of our stockholders that have previously requested a paper copy of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials. Our proxy materials are also available on our company website at http://www.alliancedata.com.

How does the proxy process and stockholder voting operate?
The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for election and include information about each of the proposals to be voted on at the annual meeting, as well as other information required to be disclosed to stockholders. Stockholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the virtual stockholder meeting.

By executing a proxy, you authorize Mr. Chesnut and Ms. Santillan, and each of them, to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval for proposals, a “quorum” of stockholders (a majority of the issued and

A  L  L  I  A  N  C  E   D  A  T  A      61

outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting, virtually or by proxy. Voting by proxy ensures we obtain a quorum and complete the stockholder vote. It is important that you attend the meeting virtually or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must adjourn the meeting and solicit additional proxies, which is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

What does it mean if I receive more than one set of materials?
This means your ownership of shares is registered under different names. For example, you may own some shares directly as a “registered stockholder” and other shares through a broker, which we refer to as “beneficial stockholders,” or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. You need to respond according to the instructions provided in each set of proxy materials to ensure all of the shares you own are properly represented at the annual meeting.

If I am a beneficial stockholder and own my shares through a broker, how is my vote recorded?
Brokers typically own shares of common stock for many stockholders who are referred to as “beneficial stockholders.” In this situation, the “registered stockholder” on our stock register is the broker or its nominee. The beneficial stockholders do not appear in our stockholder register, and their ownership is often referred to as holding shares in “street name.” Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial stockholders, and we provide the broker with the appropriate number and type of proxy materials. Each broker then forwards the appropriate proxy materials to its clients who are beneficial stockholders to obtain their votes. When you receive proxy materials from your broker, instructions will be included to submit your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy reflecting the aggregate votes of the beneficial stockholders for whom it holds shares. For additional information, please see “How and when do I vote?” below.

How and when do I vote?
Prior to the meeting: Whether or not you expect to attend the 2021 virtual annual meeting of stockholders, we urge you to grant your proxy to vote your shares. You may grant your proxy to vote through the Internet or by telephone by following the instructions on your proxy card or Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy card, by signing and dating each proxy card you received, indicating your voting preference on each proposal, and returning each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own beneficially or in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, will be voted in favor of (1) the eight director nominees; (2) the approval, on an advisory basis, of the compensation of our NEOs; and (3) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021, all in accordance with the recommendation of our board of directors. If you are the beneficial stockholder of shares held in street name through a broker, trustee or nominee, you must follow that nominee’s instructions to vote.

Voting shares held in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan: If you hold shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on Monday, May 24, 2021 for the trustee to vote your shares. If you do not provide voting directions by that time, the shares attributable to your account will not be voted. Shares held in the 401(k) and Retirement Savings Plan cannot be voted during the virtual annual meeting.

During the meeting:
•	Registered Stockholders. Whether or not you have previously submitted your proxy, you may vote your shares if you attend the virtual annual meeting.
•
Beneficial Stockholders. In order to vote your shares at the virtual annual meeting, you must register to gain access to the virtual annual meeting prior to attendance. Please see “Attending the Virtual Annual Meeting” below for more information.

•	Stockholders through the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan. You may not vote your shares during the virtual annual meeting.

Does my vote matter?
Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date

A  L  L  I  A  N  C  E   D  A  T  A      62

is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?
Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, virtually or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2021 virtual annual meeting of stockholders. Shares that are represented at the virtual annual meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial stockholders or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the virtual annual meeting. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your shares will not be represented at the virtual annual meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions to the trustee. The inspector of election appointed for the virtual annual meeting will determine the number of shares of our common stock present at the virtual annual meeting, determine the validity of proxies and ballots, determine whether a quorum is present, and count all votes and ballots.

What vote is required to approve each of the proposals being voted on?
Proposal One – Election of Directors:  If a quorum is present, directors are elected by the affirmative vote of a majority of the votes cast, at the meeting or by proxy. The number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee. Stockholders may not cumulate their votes with respect to the election of directors. For purposes of the election of directors, “broker non-votes” and “Abstentions” will not be counted as votes cast “For” or “Against” the proposal and thus will have no effect on the outcome of the election of directors.

Proposal Two – Advisory Vote on Executive Compensation:  If a quorum is present and a majority of the shares represented, at the meeting or by proxy, and entitled to vote are voted in favor of Proposal Two, the compensation of our NEOs will be approved on an advisory basis. Votes marked “For” Proposal Two will be counted in favor of approval, on an advisory basis, of the compensation of our NEOs. On Proposal Two “broker non-votes” will not be counted as shares entitled to vote for the proposal and thus will have no effect on the outcome of the approval, on an advisory basis, of the compensation of our NEOs. An “Abstention” with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the same effect as a vote “Against” Proposal Two.

Proposal Three – Ratification of the Selection of the Independent Registered Public Accounting Firm:  If a quorum is present and a majority of the shares represented, at the meeting or by proxy, and entitled to vote are voted in favor of Proposal Three, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021 will be ratified. Votes marked “For” Proposal Three will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021. An “Abstention” with respect to Proposal Three will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the same effect as a vote “Against” Proposal Three. Except as otherwise directed and except for those proxies representing shares held in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan for which no voting preference is indicated, proxies solicited by the board of directors will be voted to approve the selection by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What is the effect of not voting?
The effect of not voting depends on how you own your shares. If you own shares as a registered stockholder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker as a beneficial stockholder and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements, or affect whether a proposal is approved or rejected.

A  L  L  I  A  N  C  E   D  A  T  A      63

If I am a beneficial stockholder and do not vote, will my broker vote for me?
If you own your shares through a broker as a beneficial stockholder and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement. Proposals One and Two set forth in this proxy statement are not considered to be routine matters and brokers will not be permitted to vote unvoted shares on these two proposals. Proposal Three is a routine matter on which brokers will be permitted to vote unvoted shares.

Is my vote confidential?
It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than an inspector of election or a non-employee tabulator of votes, except: (1) as necessary to meet applicable legal and stock exchange listing requirements; (2) to assert claims for or defend claims against us; (3) to allow the inspector of election to certify the results of the stockholder vote; (4) in the event of a contested proxy solicitation; or (5) if a stockholder has requested that their vote be disclosed.

Can I revoke my proxy and change my vote?
You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered stockholder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024; (2) by submitting another valid proxy bearing a later date; or (3) by attending the virtual annual meeting and voting your shares during the meeting. If you are a beneficial stockholder, you may either (1) contact your broker to revoke your proxy or (2) register for, attend and vote your shares during the virtual annual meeting. Please see “Attending the Virtual Annual Meeting” below for more information. If you hold shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, you must contact the trustee to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?
We do not know of any business to be transacted at the 2021 annual meeting other than the election of directors; the approval, on an advisory basis, of compensation of our NEOs; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021, each as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and no proposals were properly submitted and not withdrawn. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?
If you are a registered stockholder, your vote, as provided by mail, telephone, through the Internet or during the annual meeting, will be returned or delivered directly to Computershare Investor Services for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy to Computershare on behalf of its clients. Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?
We use Computershare, our transfer agent and their agents, as well as brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and associates may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and associates for soliciting proxies. We will bear the entire cost of solicitation of proxies.

What is the deadline for submitting proposals, including director nominations, for our 2022 annual meeting?
Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials:  If any of our stockholders intends to present a proposal for consideration at the 2022 annual meeting, excluding the nomination of directors, and desires to have such proposal included in the proxy statement and form of proxy distributed by the board of directors with respect to such meeting, such proposal must be in writing and received by us not later than December 15, 2021. Proposals may be submitted by eligible stockholders and must comply with the relevant regulations of the SEC regarding stockholder proposals.

A  L  L  I  A  N  C  E   D  A  T  A      64

Requirements for Stockholder Proposals or Director Nominations to Be Brought Before the 2022 Annual Meeting:  If any of our stockholders intends to present a proposal for consideration at the 2022 annual meeting without inclusion in the proxy statement and form of proxy, notice of such proposal must be in writing and received by our Corporate Secretary no sooner than November 15, 2021 and no later than December 15, 2021. If any of our stockholders intends to nominate a director for consideration at the 2022 annual meeting without inclusion in the proxy statement and form of proxy, notice of such nomination must be in writing and received by our Corporate Secretary no sooner than December 28, 2021 and no later than January 27, 2022. Our bylaws provides a proxy access right. Specifically, Section 3.5 of our bylaws permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least 3 years shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no sooner than November 15, 2021 and no later than December 15, 2021. Any such notice must comply with our bylaws. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority with respect to proxies.

A copy of our bylaws is available from our Corporate Secretary upon written request. Requests or proposals should be directed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

How can I request a full set of proxy materials?
You may request, without charge, a full set of our proxy materials, including our annual report on Form 10-K for the year ended December 31, 2020, for one year following the annual meeting of stockholders. If you are a beneficial stockholder and a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received. If you are a registered stockholder or if you own shares through the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, you may request, without charge, a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received or by written request directed to Joseph L. Motes III, Corporate Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024.

ATTENDING THE VIRTUAL ANNUAL MEETING:

Due to the COVID-19 pandemic and delayed return-to-office for our associates, the 2021 annual meeting of stockholders will be held in a virtual format only via webcast to provide a safe and accessible experience for our stockholders, associates and directors.

How Beneficial Stockholders Register for the Virtual Annual Meeting:
There are two options to register.

•
Registration in advance of the annual meeting. Submit proof of your legal proxy from your broker or bank reflecting your Alliance Data share ownership along with your name and email address to Computershare by email or mail as set out below. Requests for such registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 24, 2021. You will receive a confirmation of your registration by email after Computershare processes your registration request. Your request for registration should be directed to Computershare as follows:

o	By email: Forward the email from your broker granting you a legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com, with the subject line “Legal Proxy.”

o	By mail: Computershare, Alliance Data Legal Proxy, P.O. Box 43001, Providence, RI 0294-3001.

Please note if you request a legal proxy, you must attend the virtual annual meeting using the new control number obtained from Computershare and vote your shares during the meeting, as any previously cast votes will have been invalidated.

•
Register at the annual meeting. Follow the instructions below for “How to Access, Vote and Participate in the Virtual Annual Meeting for All Stockholders” using the control number received from your broker or

A  L  L  I  A  N  C  E   D  A  T  A      65

nominee. Please confirm your ability to access the virtual annual meeting using your control number with your broker or nominee at your earliest convenience to provide sufficient time if you need to follow the more detailed registration process described immediately above.

Please note that attending the virtual annual meeting using this method of access will have no effect on any previously cast votes unless you elect to change your vote at the meeting.

Please visit the annual meeting website at www.meetingcenter.io/282153830 for more information on the available options and registration instructions, including the ability for all stockholders who cannot locate their control numbers or members of the general public to attend following the instructions for guests.

How to Access, Vote and Participate in the Virtual Annual Meeting for All Stockholders:
•	Visit the annual meeting website at www.meetingcenter.io/282153830;
•	Select “I have a Control Number” or “I am a Guest,” as applicable; and
•
If you select “I have a Control Number,” then enter both the annual meeting password “ADS2021” (if prompted) and the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

The virtual annual meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time to provide ample time for the check in.

Both registered stockholders and beneficial stockholders who access the virtual annual meeting using their control numbers may vote their shares during the virtual annual meeting, but shares held in the 401(k) and Retirement Savings Plan cannot be voted during the meeting.

INCORPORATION BY REFERENCE:

With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Compensation Committee Report” and “Audit Committee Report” shall not be incorporated into any such filings nor shall such information be deemed “filed,” except to the extent that the company specifically incorporates such information by reference therein. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of and is not incorporated by reference into this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS:

If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of either our Notice of Internet Availability of Proxy Materials or of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt.

IN ANY EVENT, IF YOU DID NOT RECEIVE AN INDIVIDUAL COPY OF THIS PROXY STATEMENT OR OUR ANNUAL REPORT, WE WILL PROMPTLY SEND A COPY UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE. REQUESTS SHOULD BE DIRECTED TO JOSEPH L. MOTES III, CORPORATE SECRETARY, ALLIANCE DATA SYSTEMS CORPORATION, 7500 DALLAS PARKWAY, SUITE 700, PLANO, TEXAS 75024 OR (214) 494-3000.

OTHER MATTERS:

The board of directors knows of no matters that are likely to be presented for action at the 2021 annual meeting other than the election of directors; the advisory vote on executive compensation; and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021, each as previously described. If any other matter properly comes before the 2021 annual meeting for action, it is intended that the persons named

A  L  L  I  A  N  C  E   D  A  T  A      66

in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

A  L  L  I  A  N  C  E   D  A  T  A      67

AllianceData.

3075 Loyalty Circle
Columbus, Ohio 43219

614-729-4000
alliancedata.com

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/ads** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ads

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Alliance Data Systems Corporation Annual Meeting Of Stockholders Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Ralph J. Andretta	☐	☐	☐	02 - Roger H. Ballou	☐	☐	☐	03 - John C. Gerspach, Jr.	☐	☐	☐
04 - Karin J. Kimbrough	☐	☐	☐	05 - Rajesh Natarajan	☐	☐	☐	06 - Timothy J. Theriault	☐	☐	☐
07 - Laurie A. Tucker	☐	☐	☐	08 - Sharen J. Turney	☐	☐	☐				

Proposal	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐
3. Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Alliance Data Systems Corporation for 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

82BM 500956

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03F7MB

The Alliance Data Systems Corporation Annual Meeting of Stockholders will be held on May 27, 2021, 9:00 a.m. (Central Time), virtually via the internet at www.meetingcenter.io/282153830.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — ADS2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The materials are available at: www.envisionreports.com/ads

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ads

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Alliance Data Systems Corporation

2021 Annual Meeting of Stockholders

Proxy Solicited by the Board of Directors of Alliance Data Systems Corporation.

By signing this proxy, you revoke all prior proxies and appoint John J. Chesnut and Laura Santillan, and each of them, with each having the full power to appoint his or her substitute, to represent and to vote all of the shares of Common Stock of Alliance Data Systems Corporation you held in the account on March 31, 2021 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. The 2021 annual meeting will be held in a virtual meeting format only. To access the virtual annual meeting, please visit www.meetingcenter.io/282153830. If prompted for a password, please enter ADS2021.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS INDICATED AND VOTED "FOR" THE APPROVAL OF PROPOSALS TWO AND THREE, IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

In their discretion, Mr. Chesnut and Ms. Santillan are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

NOTICE TO PARTICIPANTS IN THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN

This card also constitutes confidential voting instructions for participants in the Alliance Data Systems 401(k) and Retirement Savings Plan. By signing this proxy, you revoke all prior proxies and appoint Wells Fargo Bank, N.A., directed trustee, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your ADS Stock Fund on March 31, 2021, in the manner specified on the other side of this proxy. Wells Fargo Bank, N.A. will only vote shares as directed and will not vote those for which no direction is received.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.